===============================================================================



                                   HSN, INC.

                                  $275,000,000

                                CREDIT AGREEMENT

                                  dated as of
                                  May 1, 1997

                               LTCB Trust Company
                                      and
                      The Bank of New York Company, Inc.,
                           as Co-Documentation Agents

                             CHASE SECURITIES INC.
                                  AS ARRANGER

                            THE CHASE MANHATTAN BANK
                            AS ADMINISTRATIVE AGENT

===============================================================================

===============================================================================

                                CREDIT AGREEMENT

                            Dated as of May 1, 1997

                                     among

                                   HSN, INC.,
                                  as Borrower,

                          THE GUARANTORS PARTY HERETO,

                           THE LENDERS PARTY HERETO,

                               LTCB TRUST COMPANY
                                      and
                      THE BANK OF NEW YORK COMPANY, INC.,

                          as Co-Documentation Agents,
                                      and
                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                ---------------


                             CHASE SECURITIES INC.,
                                  as Arranger

===============================================================================

                               TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                                   ARTICLE I

                                        Definitions and Accounting Matters

SECTION 1.01.              Certain Defined Terms.............................................          2
SECTION 1.02.              Terms Generally; Certain Accounting
                              Matters........................................................         19

                                                  ARTICLE II

                                                   Credits

SECTION 2.01.              Commitments.......................................................         20
SECTION 2.02.              Loans.............................................................         20
SECTION 2.03.              Borrowing Procedure...............................................         21
SECTION 2.04.              Termination and Reduction of
                              Commitments....................................................         22
SECTION 2.05.              Fees..............................................................         23
SECTION 2.06.              Lending Offices...................................................         24
SECTION 2.07.              Several Obligations; Remedies
                              Independent....................................................         24
SECTION 2.08.              Evidence of Debt..................................................         25
SECTION 2.09.              Prepayments.......................................................         25
SECTION 2.10.              Conversion and Continuation of
                              Borrowings.....................................................         26
SECTION 2.11.              Letters of Credit.................................................         27

                                                   ARTICLE III

                                        Payments of Principal and Interest

SECTION 3.01.              Repayment of Loans................................................         33
SECTION 3.02.              Interest..........................................................         33

                                                   ARTICLE IV

                                Payments; Pro Rata Treatment; Computations, etc.

SECTION 4.01.              Payments..........................................................         35
SECTION 4.02.              Pro Rata Treatment................................................         36
SECTION 4.03.              Non-Receipt of Funds by the
                              Administrative Agent...........................................         36
SECTION 4.04.              Sharing of Payments, etc..........................................         37


                                                   ARTICLE V

                                        Yield Protection and Illegality

SECTION 5.01.              Additional Costs..................................................         38
SECTION 5.02.              Alternate Rate of Interest........................................         40


SECTION 5.03.              Illegality........................................................         41
SECTION 5.04.              Compensation......................................................         41
SECTION 5.05.              Taxes.............................................................         42

                                                        ARTICLE VI

                                                         Guarantee

SECTION 6.01.              Unconditional Guarantee...........................................         43
SECTION 6.02.              Validity..........................................................         43
SECTION 6.03.              Waivers...........................................................         44
SECTION 6.04.              Subordination and Subrogation.....................................         44
SECTION 6.05.              Acceleration......................................................         45
SECTION 6.06.              Reinstatement.....................................................         45

                                                        ARTICLE VII

                                                    Conditions Precedent

SECTION 7.01.              Initial Credit Event..............................................         46
SECTION 7.02.              Initial and Subsequent Credit Events..............................         47

                                                       ARTICLE VIII

                                                Representations and Warranties

SECTION 8.01.              Corporate Existence...............................................         48
SECTION 8.02.              Financial Condition...............................................         48
SECTION 8.03.              Litigation........................................................         49
SECTION 8.04.              No Breach or Default, etc.........................................         49
SECTION 8.05.              Corporate Action..................................................         49
SECTION 8.06.              Approvals.........................................................         49
SECTION 8.07.              Use of Loans......................................................         50
SECTION 8.08.              ERISA.............................................................         50
SECTION 8.09.              Taxes.............................................................         50
SECTION 8.10.              Credit Agreements.................................................         50
SECTION 8.11.              Ownership of Assets...............................................         50
SECTION 8.12.              Status of Obligations.............................................         51
SECTION 8.13.              Investment Company Act; Public
                              Utility Holding Company Act....................................         51
SECTION 8.14.              Environmental Matters.............................................         51
SECTION 8.15.              FCC Matters.......................................................         51
SECTION 8.16.              Labor Matters.....................................................         52
SECTION 8.17.              Solvency..........................................................         52

                                                        ARTICLE IX

                                          Covenants of the Borrower and the Guarantors

SECTION 9.01.              Financial Statements; Reports and
                              Other Information..............................................         53
SECTION 9.02.              Litigation........................................................         56
SECTION 9.03.              Corporate Existence, etc..........................................         56
SECTION 9.04.              Payment of Obligations............................................         57
SECTION 9.05.              Liens.............................................................         57
SECTION 9.06.              Sale and Lease-Back Transactions..................................         59
SECTION 9.07.              Indebtedness......................................................         60
SECTION 9.08.              Ranking ..........................................................         61
SECTION 9.09.              Business; Fiscal Year ............................................         61
SECTION 9.10.              Transactions with Affiliates .....................................         62
SECTION 9.11.              Interest Coverage Test............................................         62
SECTION 9.12.              Total Debt Ratio .................................................         62
SECTION 9.13.              Interest Rate Protection
                              Agreement  ....................................................         62
SECTION 9.14.              Mergers and Sale of Assets........................................         62


SECTION 9.15.              Dispositions of Assets ...........................................         63
SECTION 9.16.              Restricted Payments; Restrictions
                             on Ability of Subsidiaries to
                              Pay Dividends .................................................         64
SECTION 9.17.              Restricted Investments............................................         65
SECTION 9.18.              Acquisitions......................................................         67
SECTION 9.19.              Use of Proceeds ..................................................         68
SECTION 9.20.              Certain Agreements................................................         68
SECTION 9.21.              Compliance with Laws..............................................         68
SECTION 9.22.              Further Assurances................................................         68
SECTION 9.23.              Ownership of the Guarantors; Additional
                              Guarantors ....................................................         68
SECTION 9.24.              Notification of Incurrence of Debt................................         69

                                                        ARTICLE X

                                                   Events of Default

                                                       ARTICLE XI

                                                The Administrative Agent

                                                      ARTICLE XII

                                                     Miscellaneous

SECTION 12.01.             Waiver............................................................         77
SECTION 12.02.             Notices...........................................................         77
SECTION 12.03.             Expenses, etc.....................................................         78
SECTION 12.04.             Amendments, etc...................................................         79
SECTION 12.05.             Successors and Assigns............................................         80
SECTION 12.06.             Assignments and Participation.....................................         80
SECTION 12.07.             Confidentiality...................................................         81
SECTION 12.08.             Survival..........................................................         82
SECTION 12.09.             Captions..........................................................         82
SECTION 12.10.             Counterparts......................................................         82
SECTION 12.11.             Governing Law.....................................................         82
SECTION 12.12.             Jurisdiction; Waiver of Jury Trial................................         82
SECTION 12.13.             Severability......................................................         83

Schedule 1.01(a)    Lenders and Commitments
Schedule 1.01(b)    Description of Credit Card Program
Schedule 1.01(c)    Form of Calculation of Financial Ratios
Schedule 1.01(d)    Material Subsidiaries
Schedule 8.10       Credit Agreements
Schedule 9.05       Liens
Schedule 9.07       Indebtedness
Schedule 9.17       Investments

EXHIBIT A           Form of Assignment and Acceptance
EXHIBIT B           Form of Promissory Note
EXHIBIT C           Form of Opinion of Counsel to the Credit Parties
EXHIBIT D           Form of Total Debt Ratio Notice
EXHIBIT E           Form of Compliance Certificate

                                     CREDIT AGREEMENT dated as of May 1, 1997,
                           among HSN, INC., a Delaware corporation formerly known as Silver King Communications, Inc. (the "Borrower"), each of the Guarantors (as defined in
                           Article I), each of the Lenders (as defined in
                           Article I), LTCB TRUST COMPANY and THE BANK OF NEW YORK COMPANY, INC., as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                  WHEREAS, the Borrower, as guarantor, and SKTV, Inc. ("SKTV"), as borrower, are parties to a Credit Agreement dated as of August 1, 1994 (as amended from time to time, the "SKC Credit Agreement");

                  WHEREAS, Home Shopping Network, Inc. ("Home Shopping"), Home Shopping Club, Inc. and HSN Realty, Inc. are parties to a Credit Agreement dated as of August 2, 1996 (as amended from time to time, the "Home Shopping Credit Agreement" and, together with the SKC Credit Agreement, the "Existing Credit Agreements");

                  WHEREAS, on December 20, 1996, a wholly owned subsidiary of the Borrower merged with and into Home Shopping (the "Home Shopping Merger"), with the result that Home Shopping became an 80.1% owned Subsidiary of the Borrower;

                  WHEREAS, on December 19, 1996, Savoy Pictures Entertainment, Inc. ("Savoy") merged with and into Silver King Communications, Inc. (the "Savoy Merger" and, together with the Home Shopping Merger and all transactions related to the Savoy

               Merger and the Home Shopping Merger, the "Mergers"), with the result that Savoy became a Wholly Owned Subsidiary of the Borrower;

                  WHEREAS, the Borrower has requested that the credit facilities under the Existing Credit Agreements be refinanced by this Agreement;

                  WHEREAS, the Lenders are willing to make loans to the Borrower in an aggregate principal amount not exceeding $275,000,000 at any one time outstanding upon the terms and conditions hereof;

                  WHEREAS, the Borrower has also requested the Issuing Bank (as defined in Article I) to issue letters of credit in an aggregate face amount at any one time outstanding not in excess of $35,000,000; and

                  WHEREAS, the Issuing Bank is willing to issue letters of credit to the Borrower and each Lender is willing to take an irrevocable and unconditional pro rata participation in each letter of credit, the Borrower's obligations in respect of each letter of credit to be guaranteed by the Guarantors, in an aggregate face amount at any one time outstanding not in excess of $35,000,000 upon the terms and conditions hereof.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       Definitions and Accounting Matters

                  SECTION 1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                 "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate in effect for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" shall mean, with respect to any Person, any other Person (other than a Wholly Owned Subsidiary of such Person), directly or indirectly through one or more intermediaries, controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person (A) is an officer or director of such other Person, (B) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, or (C) directly or indirectly owns or controls 10% or more of such other Person's capital stock. "Controlling" and "controlled" shall have meanings correlative to "control".

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Lending Office" shall mean, for each Lender and for each type of Loan, the Lending Office of such Lender (or of an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

                  "Applicable Margin" shall mean, with respect to any Eurodollar Loan, any ABR Loan or the Commitment Fees, as the case may be, the applicable percentage set forth in its appropriate table below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the Total Debt Ratio as set forth in the Total Debt Ratio Notice most recently delivered under Section 9.01(g) (which Notice shall, subject to Section 3.02(e), be effective on the date of the Administrative Agent's receipt thereof in accordance with Section 12.02):

=====================================================================================================
                                                                                           Commitment
                                             Eurodollar                                      Fee
      Total Debt Ratio                         Spread               ABR Spread             Percentage
-----------------------------------------------------------------------------------------------------
Less than 1.50 to
1.00                                           .375%                   0%                     .125%
-----------------------------------------------------------------------------------------------------
Greater than or equal
to 1.50 to 1.00, but
less than 2.00 to
1.00                                           .500%                   0%                     .150%
-----------------------------------------------------------------------------------------------------
Greater than or equal
to 2.00 to 1.00, but
less than 3.00 to 1.00                         .625%                   0%                     .1875%
-----------------------------------------------------------------------------------------------------
Greater than or equal
to 3.00 to 1.00, but
less than 3.50 to 1.00                         .750%                   0%                     .225%
-----------------------------------------------------------------------------------------------------
Greater than or equal
to 3.50 to 1.00, but
less than 4.00 to
1.00                                           .875%                   0%                     .250%
-----------------------------------------------------------------------------------------------------
Greater than or equal
to 4.00 to 1.00                                1.00%                   0%                     .250%
=====================================================================================================



                  "Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost to the Lenders of such insurance.


                  "Asset Sale" shall mean any sale or other disposition (including any sale and leaseback) by the Borrower or any of its Subsidiaries of any asset or assets, other than (i) any sale or other disposition of inventory in the ordinary course of business, (ii) any sale or other disposition of obsolete assets in the ordinary course of business, (iii) any sale or other disposition of movie rights in the ordinary course of business, (iv) any sale or disposition of SKTV programming rights in the ordinary course of business on an arm's-length basis, (v) any sale or disposition of SKTV or any of its Subsidiaries or by SKTV of all or substantially all of its or its Subsidiaries' television broadcast stations; provided that any sale or disposition of SKTV or any of its subsidiaries or all or substantially all of its Subsidiaries' television broadcast stations, in whole or in part, shall constitute an "Asset Sale" to the extent of any cash consideration thereof, and provided further that, in the case of any asset that is acquired by a Person that becomes a Subsidiary, the Administrative Agent shall have received satisfactory written instruments, in form and substance satisfactory to the Administrative Agent, by which such Person becomes a Credit Party to this Agreement (unless it cannot legally do so) or (vi) any sale or disposition of Vela Research, Inc., Internet Shopping Network, Inc., The National Registry Inc. or Body by Jake.

                  "Asset Swap" shall mean (a) any direct exchange of SKTV or any of its Subsidiaries or by SKTV or any of its Subsidiaries of assets including (without limitation) one or more of its television broadcast stations for assets including (without limitation) one or more television broadcast stations or (b) any series of transactions involving a sale by SKTV or any of its Subsidiaries of assets including (without limitation) one or more of its television broadcast stations combined with (independently or in conjunction with) the acquisition by SKTV or any of its Subsidiaries of assets including (without limitation) one or more television broadcast stations; provided that:

                  (i) prior to consummating any such transaction (and prior to consummating the first of any series of such transactions) the Borrower shall notify the Administrative Agent of all television broadcast stations known at the time of notice to be exchanged, sold or acquired in connection with such transactions and the material terms of such transactions;

                  (ii) within 12 months after consummating the first of any series of such transactions, the Borrower shall deliver to the Administrative Agent copies of detailed summaries of (or, if publicly filed, copies of) executed contracts with respect to all other transactions involved in such series of transactions exceeding in the aggregate $10,000,000;

                 (iii) all transactions involved in any such series of transactions shall be consummated within the later of (x) 18 months after consummation of the first transaction in such series and (y) the date on which all applications to the FCC shall have been acted upon and any FCC action thereon shall have become final and no longer subject to any administrative or judicial review, unless any executed contract described in clause (ii) above has been canceled or terminated or the transactions contemplated by such contract will not be consummated; and

                  (iv) in the case of the acquiror of such assets becoming a Subsidiary, the Borrower will cause such acquiror to execute and deliver to the Administrative Agent a written instrument, in form and substance reasonably satisfactory to the Administrative Agent, by which such acquiror becomes a Credit Party to this Agreement (unless it cannot legally do so).

If all transactions in a series of transactions intended to qualify as an Asset Swap are not consummated within the relevant period described in clause (iii) above after the first such related transaction, then none of such transactions shall be considered to be part of an Asset Swap (except to the extent that the completed transactions alone would constitute an Asset Swap).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of the United States, 11 U.S.C. ss. 101 et seq., as amended from time to time

                  "Base CD Rate" shall mean the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, all amounts that would, in accordance with GAAP, be set forth as "capital expenditures" on the consolidated financial statement of the Borrower and its consolidated Subsidiaries for such period.

                  "Capital Lease" shall mean any lease or other contractual arrangement which under GAAP has been or should be recorded as a capital lease.

                  "Change of Control" shall be deemed to have occurred if:

                  (a) Barry Diller, TCI, Liberty or any combination thereof shall fail to maintain Voting Control of the Borrower;

                  (b) on or after the date on which Barry Diller fails to maintain Voting Control of the Borrower, any Person or group (other than John C. Malone) shall acquire, directly or indirectly, beneficially or of record, more than 50% of the voting power of TCI or, if TCI has spun-off Liberty, more than 50% of the voting power of Liberty (it being understood that TCI may only spin-off Liberty (or any part thereof) to the shareholders of TCI (which must include John
         C. Malone or, in the event of his death or incapacitation, must include his heirs or estate);

                  (c) any change of control (or similar event, however denominated) with respect to the Borrower or any Subsidiary of the Borrower shall occur (unless otherwise waived) under and as defined in any indenture or agreement in respect to indebtedness to which the Borrower or any Subsidiary of the Borrower is a party if as a result of such change of control or similar event the Borrower or any Subsidiary of the Borrower is required to prepay, repurchase, redeem or defease such indebtedness; or

                  (d) any Person or group other than Barry Diller, TCI, or Liberty shall acquire all or substantially all of the assets of the Borrower.

For purposes of this definition (i) "Voting Control" of the Borrower shall mean
(x) control, directly or indirectly through Wholly Owned Subsidiaries, of at least 51% of the aggregate voting power of the Borrower and (y) the ability to elect a majority of the seats of the board of directors of the Borrower, (ii) a percentage of the "voting power" of any person shall mean the voting power (through ownership of shares, beneficially or of record, by contract or otherwise) representing at least such percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such person and (iii) "group" shall mean a group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended from time to time.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, with respect to any Lender, the amount set forth opposite such Lender's name on Schedule 1.01(a) as the same may be terminated or reduced from time to time pursuant to Section 2.04 or reduced or increased from time to time pursuant to one or more assignments under Section 12.06.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Core Business" shall mean any of the businesses in which the Borrower is engaged on the date of this Agreement (including without limitation SKTV broadcast programming, as it may change from time to time, and third-party fulfillment business and natural extensions thereof such as teleservices and information services).

                  "Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of all outstanding Loans of such Lender and its L/C Exposure.

                  "Credit Parties" shall mean the Borrower and the Guarantors.

                  "Default" shall mean an Event of Default or any event or condition which with notice or lapse of time or both would constitute an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries (including the Guarantors, but excluding the SF Broadcasting Companies for each Fiscal Year and Savoy for Fiscal 1996) on a consolidated basis:

                  (a) operating profit of such Persons for such period; plus

                  (b) (to the extent already deducted in arriving at operating profit) depreciation and amortization expense for such Persons for such period; plus

                  (c) (to the extent already deducted in arriving at operating profit) non-cash compensation expense related to the Borrower's executive stock award program and the Borrower's equity participation plan and other non-cash compensation expense related to the issuance of shares of the Borrower or stock options thereof to the Borrower's officers, directors or employees; minus

                  (d) (to the extent already included in arriving at operating profit) purchase accounting adjustments as reflected in the Borrower's consolidated financial statements;

as shown on the consolidated financial statements, including the notes thereto, of the Borrower and its consolidated Subsidiaries (excluding the SF Broadcasting Companies in each Fiscal Year and Savoy for Fiscal 1996) for such period. EBITDA for the four-Fiscal Quarter period ended December 31, 1996 is as set forth in Schedule 1.01(c).

                  "Effective Date" shall mean the date on which this Agreement shall have been executed and delivered by each of the parties provision for whose signature has been made on the signature pages hereof and each of the conditions precedent set forth in Section 7.01 has been satisfied.


                  "Environmental Law" shall have the meaning assigned to such term in Section 8.14.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Credit Party or is under common control (within the meaning of Section 414(c) of the Code) with any Credit Party, or, solely for purposes of Section 412 of the Code, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to that term in Article X.

                  "FCC" shall mean the Federal Communications Commission of the United States of America and any successor agency or Governmental Authority.

                  "FCC Licenses" shall mean all licenses, permits and authorizations issued, granted or assigned by the FCC to the Borrower or any of its Subsidiaries in connection with any of the stations owned by the Borrower or any of its Subsidiaries.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Commitment Fees, the L/C Participation Fees and the Fronting Fees.

                  "Financial Officer" shall mean the chief financial officer, the principal accounting officer, treasurer or controller of the Borrower.

                  "Fiscal Quarter" shall mean, a period of three consecutive calendar months commencing on any January 1, April 1, July 1 and October 1 in any Fiscal Year.

                  "Fiscal Year" shall mean, for any Credit Party or Subsidiary, the 12 consecutive calendar months' period commencing on January 1 of each calendar year and ending on December 31 of such calendar year; and "Fiscal 1996", "Fiscal 1997", and any other year so designated shall mean the Fiscal Year ending on December 31 of the indicated calendar year.

                  "Fronting Fee" shall have the meaning assigned to such term in Section 2.05(c).

                  "Form 10-K" shall mean the Form 10-K of the Borrower for the year ended December 31, 1996.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as in effect (unless otherwise specified in this Agreement) from time to time.

                  "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranteed Program" shall have the meaning assigned to that term in Schedule 1.01(b).

                  "Guarantor" shall mean each Person listed on the signature pages hereof as a Guarantor, and any other Person that becomes a Credit Party to this Agreement pursuant to Section 9.23(b) or in connection with an Asset Swap, and "Guarantors" shall mean all such entities, collectively.

                  "Hedging Agreements" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into by the Borrower or any of its Subsidiaries.

                  "Indebtedness" shall mean, for any Person (but without duplication):

                  (a all indebtedness and other obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not overdue by more than 180 days), including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b  all obligations of such Person under Hedging Agreements;

                  (c the stated amount of all letters of credit (including the Letters of Credit) issued for the account of such Person and (without duplication) all drafts drawn thereunder, and the aggregate face amount of all banker's acceptances as to which such Person is obligated;

                  (d all obligations of such Person under any Capital Leases;

                  (e all obligations of such Person in connection with employee benefit or similar plans;

                  (f all obligations of such Person in respect of guarantees, whether direct or indirect (including agreements to "keep well" or otherwise ensure a creditor against loss) with respect to any indebtedness or other obligation of any other Person of the type described in any of clauses (a) through (e) above;

                  (g all indebtedness or other obligations referred to in any of clauses (a) through (f) above secured by any Lien upon property owned by such Person, whether or not such Person is liable on any such obligation; and

                  (h all obligations of Credit Parties or Subsidiaries under the Program, to the extent they exceed, in the aggregate for all such Persons, $3,000,000.

                  "Interest Expense" shall mean, for any period, all interest expense of the Borrower and its consolidated Subsidiaries (other than SF Broadcasting Companies) for such period, other than (i) interest expense recorded as a result of purchase accounting adjustments, (ii) non-cash interest expense with respect to the refinancing of the Existing Credit Agreements and the Second Amended and Restated Credit Agreement of Home Shopping dated as of August 30, 1994, and (iii) interest expense with respect to Savoy (other than interest expense with respect to Savoy's 7% Convertible Subordinated Debentures due July 1, 2003), in each case determined in accordance with GAAP.

                  "Interest Payment Date" shall mean, (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" shall mean with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, however, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investment" shall mean, for any Person, (a) the acquisition (whether for cash, property, services or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities or obligations of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, or loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or other extension of credit to customers of the Borrower or to customers of the Borrower's Subsidiaries having a term not exceeding 90 days arising in the ordinary course of business); (c) the entering into any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such person; or (d) the entering into any Hedging Agreement.

                  "Issuing Bank" shall mean The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.11(i).

                  "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.11.

                  "L/C Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall be its Pro Rata Percentage of the total L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(b).

                  "Lenders" shall mean (a) the financial institutions listed on
Schedule 1.01(a) (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 2.11.

                  "Liberty" shall mean Liberty Media Corporation, a Delaware corporation.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset or other property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset or property, any agreement to grant any of the foregoing with respect to such asset or property, and the filing of a financing statement or similar recording in any jurisdiction with respect to such asset or property, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or property,
(c) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectibility on the transferor) and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the letter of credit applications and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

                  "Loans" shall mean the loans provided for by Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

                  "Majority Lenders" shall mean at any time Lenders having Credit Exposures and unused Commitments representing at least 51% of the Total Commitment.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean material adverse effect on (a) the business, operations or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) the ability of any Credit Party to perform any of its Obligations under any of the Loan Documents.

                  "Material Subsidiary" shall mean, at any time, a Subsidiary the book value of whose tangible assets at such time exceeds 10% of the book value of the total tangible assets of the

Borrower and its Subsidiaries (on a consolidated basis), which as of the date of this Agreement are as listed on Schedule 1.01(d).

                  "Material Subsidiary Group" shall mean, at any time, a group of any two or more Subsidiaries which at such time has a combined aggregate book value of tangible assets in excess of 10% of the book value of the total tangible assets of the Borrower and its Subsidiaries (on a consolidated basis).

                  "Maturity Date" shall mean the fifth anniversary of the Effective Date.

                  "Mergers" shall have the meaning assigned to such term in the fourth paragraph of the preamble.

                  "Multiemployer Plan" shall mean a plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Cash Proceeds" shall mean in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property or casualty insurance claim or condemnation award in respect thereof, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award in respect thereof, any amounts required to be escrowed or reserved by the Borrower or its Subsidiaries with respect to liabilities retained by the Borrower or its Subsidiaries in connection with such sale or disposition, including any indemnification or purchase price adjustments (provided that if and to the extent any such amounts are released to the Borrower or any of its Subsidiaries from escrow or such reserve, such amounts will be treated as Net Cash Proceeds) and other customary fees and other costs and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax sharing arrangements).

                  "Non-Material Subsidiary" shall mean, at any time, a Subsidiary that is not a Material Subsidiary.

                  "Notes" shall mean the promissory notes provided for by
Section 2.08.

                  "1996 Financial Statements" shall mean the consolidated balance sheet of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at December 31, 1996, and the related consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantor) for the Fiscal Year ended on such date, audited and accompanied by an unqualified opinion of Ernst & Young LLP, independent auditors.

                  "1996 Pro Forma Financial Statements" shall mean the pro forma combined statements of income of the Borrower and its consolidated Subsidiaries (including the Guarantors) for Fiscal 1996 prepared giving effect to the Mergers as if the Mergers had occurred on January 1, 1996, but excluding the Savoy motion picture business, as set forth in the Form 10-K.

                  "Obligations" shall mean all obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank and the Lenders (or any of the foregoing) now or in the future existing under or in connection with any Loan Document or any related document (as any Loan Document or document may from time to time be respectively amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing, including (a) the payment of any principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set forth for prepayment or otherwise, and the payment of any fees, expenses or other amounts under any Loan Document, (b) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of L/C Disbursements, interest thereon and the obligations to provide cash collateral in respect of any Letter of Credit and (c) all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a Lender or its Affiliates.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any individual, corporation, company, association, partnership, trust, joint venture, unincorporated organization, limited liability company, Governmental Authority or other entity.

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean a rate per annum, during the period commencing on the date on which any Obligation is not paid in cash in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in cash in full, equal to a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus 2.00% per annum.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Program" shall have the meaning assigned to that term in
Schedule 1.01(b).

                  "Pro Rata Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lenders's Commitment. If the Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 12.06.

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including

Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law).

                  "Securitization" shall mean the transfer or pledge of assets or interests in assets of the Borrower or any of its Subsidiaries to a trust, partnership, corporation or other entity, which transfer or pledge is funded by Indebtedness of such entity that is non-recourse to the Borrower and its Subsidiaries (other than such entity) in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

                  "SEC Report" shall mean, with respect to any Person, any document filed at any time with the Securities and Exchange Commission (or any successor thereto) by or on behalf of such Person and available to the public.

                  "SFB Credit Agreement" shall mean the Credit Agreement dated as of June 30, 1995, as amended from time to time, among the SF Broadcasting Companies, as borrowers, the "Lenders" (as defined therein), The Chase Manhattan Bank, as administrative agent and collateral agent, First Union National Bank of North Carolina, as managing agent, and The Bank of New York, Fleet Bank, N.A. and Banque Paribas as co-agents.

                  "SF Broadcasting Companies" shall mean Savoy Stations, Inc. and its Subsidiaries.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank and (d) the successors and assigns of the foregoing.

                  "Short-Term Debt" shall mean, for any Person, all Indebtedness of such Person which would be short-term debt, whether direct or contingent, under GAAP as in effect on the date of this Agreement.

                  "Special Program" shall have the meaning assigned to that term in Schedule 1.01(b).

                  "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute a eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.


                  "Subordinated Debentures" shall mean (i) Home Shopping's 5-7/8% Convertible Subordinated Debentures due March 1, 2006, and (ii) Savoy's 7% Convertible Subordinated Debentures due July 1, 2003, in each case as amended or supplemented prior to the date hereof.

                  "Subordinated Indebtedness" shall mean Indebtedness for borrowed money of the Borrower (i) no portion of the principal of which is required to be repaid, repurchased, defeased or reacquired by the Borrower or its Affiliates at any time prior to the date that is 60 days after the Maturity Date, (ii) all payments in respect of which are fully subordinated to the prior payment of the Obligations and (iii) the terms of which (including the subordination terms) have been approved in writing by the Administrative Agent and the Majority Lenders prior to the issuance thereof.

                  "Subsidiary" shall mean any corporation, partnership or other Person (a) of which at least a majority of the outstanding shares of capital stock or other ownership interests ordinarily having, in the absence of contingencies, by the terms thereof voting power to elect a majority of the board of directors, (b) that is at the time any determination is made directly or indirectly owned or controlled by any Credit Party or by the Borrower and/or any Guarantor, and in any event shall include the Guarantors and their respective subsidiaries or (c) any of the SF Broadcasting Companies.

                  "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.


                  "Total Debt" shall mean, for any Person at any time, all Indebtedness of such Person and its subsidiaries (excluding the SF Broadcasting Companies) at such time (including all long-term senior and subordinated Indebtedness, all Short-Term Debt, the stated amount of all letters of credit (including the Letters of Credit) issued for the account of such Person and (without duplication) all unreimbursed draws thereunder), as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Borrower delivered for such period pursuant to Section 9.01 or referred to in Section 8.02). Total Debt of the Borrower and its consolidated Subsidiaries as at the end of the four-Fiscal Quarter period ended December 31, 1996, is as set forth on Schedule 1.01(c).

                  "Total Debt Ratio" shall mean, at any time, the ratio of (a) Total Debt of the Borrower and its consolidated Subsidiaries (excluding the SF Broadcasting Companies) as at the end of the Borrower's four-Fiscal Quarter period most recently ended as of such time, to (b) EBITDA for the same period, as shown in the Total Debt Ratio Notice for such period.

                  "Total Debt Ratio Notice" shall mean each notice provided for in Section 7.01(f) or Section 9.01(g).

                  "Type", when used in respect of any Loan or Borrowing, shall refer to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly Owned Subsidiary" shall mean any Person of which all of such ownership interests, other than directors' qualifying shares, are so owned or controlled.

                  SECTION 1.02. Terms Generally, Certain Accounting Matters.
(a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                  (b) Unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (c) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent on behalf of itself and the Lenders hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder after the date hereof (or, prior to the delivery of the first financial statements furnished to the Lenders hereunder, used in the preparation of the audited financial statements referred to in Section 8.02). All calculations made for the purposes of determining compliance with the terms of Sections 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and
9.18 shall, except as otherwise expressly provided herein, be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements then most recently furnished to the Lenders pursuant to Section 9.01 (or referred to in Section 8.02) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which cases such calculations shall be made on a basis consistent with those used in the preparation of the most recent financial statements as to which such objection shall not have been made.

                  (c) The Borrower shall deliver to the Administrative Agent, with sufficient copies for delivery to the Lenders, contemporaneously with delivery of any annual or quarterly financial statement under Section 9.01 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recently preceding annual or quarterly financial statements as to which no objection shall have been made in accordance with the last sentence of subsection (b) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

                                   ARTICLE II

                                    Credits

                    SECTION 2.01. Commitments. Each Lender severally agrees, on the terms and subject to the conditions of this Agreement and relying upon the representations and warranties herein set forth, to make Loans to the Borrower from time to time during the period from and including the date hereof to but not including the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in (a) the aggregate Credit Exposure exceeding the Total Commitment then in effect or (b) such Lender's Credit Exposure exceeding such Lender's Commitment. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, pay or repay and reborrow Loans.

                    SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

                  (b) Subject to Sections 5.02 and 5.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account set forth in Section 4.01(a) or to such other account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. The Interest Payment Date for any ABR Borrowing shall in no event extend beyond the Maturity Date.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy (or request by telephone, which telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:

(i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business
Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02 and this Section. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

                  SECTION 2.04. Termination And Reduction Of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date if not terminated earlier pursuant to the terms of this Agreement.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) no such termination or reduction shall be made
(A) which would reduce the Total Commitment to an amount that is less than aggregate Credit Exposure at the time or (B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Credit Exposure.

                  (c) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, an amount equal to 50% of the Net Cash Proceeds in excess of $10,000,000 therefrom shall be applied within five days of the date of receipt of the Net Cash Proceeds to reduce permanently the Commitments and, to the extent required by Section 2.09, shall be applied to prepay Borrowings; provided that no such reduction pursuant to this subsection needs to be made until the aggregate Net Cash Proceeds required to be applied pursuant to this subsection to reduce Commitments and not yet so applied equals or exceeds $10,000,000 at which time the aggregate Net Cash Proceeds in excess of $10,000,000 required to be applied pursuant to this subsection to reduce Commitments and not yet so applied shall be so applied to reduce the Commitments. Notwithstanding the foregoing, no reduction in the Commitments shall be required under this subsection with respect to an Asset Sale that constitutes part of Asset Swap; provided that (i) if the aggregate Net Cash Proceeds, if any, received by the Borrower and its Subsidiaries in connection with any Asset Swap exceeds the aggregate amount of any cash consideration paid by the Borrower and its Subsidiaries in connection therewith, then a reduction shall be required under this subsection in an amount equal to 50% of such excess Net Cash Proceeds, and
(ii) if the Borrower or any Subsidiary consummates one or more Asset Sales that are intended to constitute part of an Asset Swap and such Asset Swap is not completed within the time required in order for such Asset Sale to qualify as part as an Asset Swap (as provided in the definition of the term "Asset Swap") then a reduction shall be required under this subsection with respect to the Net Cash Proceeds of such Asset Sale less, if applicable, the amount of cash consideration paid by the Borrower and its Subsidiaries in connection with acquisitions, if any, intended to constitute part of such Asset Swap that were effected in time to qualify as part of such Asset Swap. Subject to the provision to the first sentence of this subsection, any reduction required pursuant to clause (i) above shall be made on or within two Business Days after completion of the applicable Asset Swap and any reduction required pursuant to clause (ii) above shall be made on the expiration date of the period of time allowed to complete the applicable Asset Swap. Notwithstanding anything to the contrary set forth in this Agreement, the amount of Net Cash Proceeds from any Asset Sale by Savoy of some or all of any of its Subsidiaries' assets pursuant to paragraph (d) of Section 9.15 shall be equal to the lesser of (i) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries (including Savoy Stations Inc. but excluding the remaining SF Broadcasting Companies) from such Asset Sale and (ii) the pro rata value of all investments and Investments made by the Borrower or any of its Subsidiaries (including Savoy Stations Inc., but excluding the remaining SF Broadcasting Companies) in any such Subsidiary, on a cumulative basis, from the Effective Date through the date of such Asset Sale (it being understood that for purposes of this sentence, "Net Cash Proceeds" shall exclude any Indebtedness repaid under the SFB Credit Agreement). For purposes of this subsection, any Net Cash Proceeds received by Savoy Stations Inc. shall include any Net Cash Proceeds received by any SF Broadcasting Companies that are transferred to Savoy Stations Inc. in the form of a dividend or otherwise.

                  Concurrently with any Asset Sale which will cause a reduction in Commitments pursuant to this subsection (or upon the expiration of the period of time during which such Asset Sale could have been part of an intended Asset Swap, as applicable), the Borrower shall deliver to the Administrative Agent and each Lender a written notice of such sale and the calculation of the Net Cash Proceeds of such sale.

                  (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination, the Commitment Fees on the amount of the Commitments so terminated accrued to but excluding the date of such termination.

                  SECTION 2.05. Fees. (a) Commitment Fee. The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the applicable Commitment Fee Percentage (as set forth in the definition of Applicable Margin) per annum on the average daily unused amount of the Commitment of such Lender during the preceding Fiscal Quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). The Administrative Agent shall calculate the aggregate amount of Commitment Fees in respect of such Fiscal Quarter (or shorter period) by applying the applicable Commitment Fee Percentage in effect on each day during such period to the average daily unused amount of the Commitments on each such day. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

                  (b) L/C Participation Fee. The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a fee (the "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate undrawn amount of all outstanding Letters of Credit during the preceding Fiscal Quarter (or shorter period commencing with the Effective Date and ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments shall have been terminated) at a rate equal to (i) in the case of trade Letters of Credit (x) 1/4 of 1% per annum if the Total Debt Ratio is less than 3:1 and (y) 40% of the Applicable Margin for Eurodollar Loans if the Total Debt Ratio is greater than or equal to 3:1 and (ii) in the case of standby Letters of Credit, the Applicable Margin for Eurodollar Loans. All L/C Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (c) Fronting Fee, etc. The Borrower agrees to pay to the Issuing Bank a fronting fee (the "Fronting Fee"), and the customary issuance, amendment, administrative and drawing fees, as agreed upon in writing by the Borrower and the Issuing Bank.

                  All Fees and all other fees agreed upon by the Borrower and the Administrative Agent or the Issuing Bank shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees or other fees shall be refundable under any circumstances.

                  SECTION 2.06. Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  SECTION 2.07. Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not in itself relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan required to be made by such other Lender. The amounts payable by any Credit Party at any time hereunder and under any other Loan Document to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender, the Administrative Agent or the Issuing Bank to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  SECTION 2.08. Evidence of Debt. (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B, dated the date of this Agreement, payable to the order of such Lender in a principal amount equal to the amount of its Commitment and otherwise duly completed. Each Loan made by each Lender, and all payments and prepayments made on account of the principal thereof and interest thereon, and all conversions of such Loans, shall be recorded by such Lender in accordance with its usual practice and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that no failure by any Lender to make such recording or endorsement (or any error in such recording or endorsement) shall affect the obligations of any Credit Party under this Agreement or any other Loan Document to such Lender or the holder of such Note.

                  (b) Each Lender shall be entitled to have its Note subdivided or reissued in connection with an assignment of all or any portion of its Commitment, Loans and Note pursuant to Section 12.06(b).

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the Interest Period applicable thereto and all conversions of such Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Credit Party and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms or the obligations of any Guarantor to repay its guarantee obligations in accordance with their terms.

                  SECTION 2.09. Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) in the case of a Eurodollar Borrowing, upon at least three Business Days' prior written or telecopy notice to the Administrative Agent before 11:00 a.m., New York City time or (ii) in the case of an ABR Borrowing, upon at least one Business Day's prior written or telecopy notice to the Administrative Agent before 10:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (b) In the event of any termination of all the Commitments, the Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Commitments pursuant to this Section 2.09 or Section 2.04, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Credit Exposure after giving effect thereto and (ii) if the aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

                  (d) All prepayments under this Section 2.09 shall be subject to Section 5.04, but otherwise without premium or penalty. All prepayments under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (A) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (B) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (C) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (D) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 5.04;

                  (E) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or, except during the month prior to the termination of the Commitments and subject to availability, continued as a Eurodollar Borrowing; and

                  (F) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

                  (G) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be continued as or converted into a Eurodollar Loan.

                  (b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 (and the contents thereof) and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section
2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.


                  SECTION 2.11. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. The Issuing Bank agrees, subject to the terms and conditions set forth herein, to issue Letters of Credit requested by the Borrower in an aggregate amount at any time outstanding not to exceed the lesser of (i) $35,000,000 minus the aggregate amount at any time outstanding of letters of credit issued pursuant to subparagraph (h) of Section 9.07 and (ii) the amount of the Total Commitments minus the amount of the Credit Exposure. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $35,000,000 minus the aggregate amount at any time outstanding of letters of credit issued pursuant to subparagraph (h) of Section 9.07 and
(B) the aggregate Credit Exposure shall not exceed the Total Commitment. Upon request of any Lender, the Administrative Agent shall provide to such Lender the amount and expiration date of any outstanding Letter of Credit and the amount of the L/C Exposure.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

                  (d) Participations. By the issuance of a Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the

Issuing Bank, a participation in such Letter of Credit and any related Letter of Credit application equal to such Lender's Pro Rata Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) below, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension (provided that such amendment, renewal or extension complies with this Section 2.11) of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent, for the account of the Issuing Bank, an amount equal to such L/C Disbursement not later than 5:00 p.m., New York City time, on the date that such L/C Disbursement is made or, if the Borrower shall not have received notice of such L/C Disbursement prior to 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or prior to the time specified in the preceding sentence, then (i) such unpaid amount shall bear interest, for each day from and including the date specified for payment of such L/C Disbursement in the preceding sentence, to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans pursuant to Section 3.02(c), (ii) the Administrative Agent shall promptly notify the Issuing Bank and the Lenders thereof, (iii) each Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and (iv) the Administrative Agent shall promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent shall promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to this paragraph prior to the time that any Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

                  (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;

                  (vi) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile or otherwise; and

                  (vii) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.


                  Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary and, may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right in its sole discretion to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit. In making any payment under any Letter of Credit, the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in substantial compliance with the terms of such Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall also as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Resignation of Issuing Bank. The Issuing Bank may resign at any time by giving 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to amend, renew or extend existing Letters of Credit or to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees owed to the Issuing Bank pursuant to Sections 2.05(b) and (c). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by a written agreement entered into by such successor, and, from and after the effective date of such agreement, (i) such successor Issuing Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of a Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit amended, renewed, extended or issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date; provided that such deposit shall become due and payable automatically, without demand or other notice of any kind, upon any Event of Default with respect to the Borrower described in clause (e), (f) or (g) of Article X. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in such cash, account and proceeds thereof, as additional security to the payment of the Obligations. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and any balances therein. Other than any interest earned on the investment of such deposits in cash or cash equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements from time to time for which they shall not have been reimbursed in accordance with paragraph (e) above, (ii) be held for the satisfaction of the portion of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount

(to the extent not applied as aforesaid) shall be returned to the persons depositing the same within three Business Days after all Events of Default have been cured or waived.

                  (k) Termination or Reduction of L/C Commitment. The Borrower may permanently terminate, or from time to time in part permanently reduce, the L/C Commitment, in each case upon at least one Business Day's prior written or telecopy irrevocable notice to the Administrative Agent and the Issuing Bank; provided that, after giving effect to such termination or reduction, the aggregate L/C Commitment shall not be less than the L/C Exposure at such time.

                                  ARTICLE III

                       Payments of Principal and Interest

                    SECTION 3.01. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount then outstanding of all Loans of such Lender on the Maturity Date.

                    SECTION 3.02. Interest. The Borrower shall pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum and at the following times:

                  (a) Subject to the provisions of clause (c) below, during such periods as such Borrowing is a Eurodollar Borrowing, for each Interest Period relating thereto, the Adjusted LIBO Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) for such Borrowing for such Interest Period plus the Applicable Margin in effect for each day during such Interest Period.

                  (b) Subject to the provisions of clause (c) below, during such periods as such Borrowing is an ABR Borrowing, the Alternate Base Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) plus the Applicable Margin in effect for each day during such Borrowing.

                  (c) Notwithstanding the foregoing, at any time during the period commencing on the date on which any Obligation is not paid in cash in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in cash in full, the Borrower shall pay to the Administrative Agent for account of each Lender interest on the principal of all Loans and (to the fullest extent permitted by law) on any unpaid interest or any other amount payable by the Borrower hereunder or under any other Loan Document held by such Lender at the Post-Default Rate.

                  (d) Accrued interest on each Loan shall be payable (i) on each Interest Payment Date for such Loan and (ii) in any case, on the date on which any principal amount thereof is paid or prepaid or converted to a Loan of another type on the portion thereof being so paid, prepaid or converted, except that interest on any principal, interest or other amount payable at the Post-Default Rate shall be payable from time to time on demand. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  (e) If the Borrower shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period in accordance with Section 9.01(g), and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or Commitment Fee hereunder would increase, the Borrower agrees that the interest rate on the Loans shall, by operation of the definition of Applicable Margin, automatically increase on the date such Total Debt Ratio Notice is duly given in accordance with Section 12.02. In addition, (i) such increase shall be retroactive to the date on which such Total Debt Ratio Notice should have been delivered in accordance with Section 9.01(g) and (ii) the incremental interest for the retroactive period shall be payable on the next date on which interest is payable under the Loan Documents (or, if no further interest or Commitment Fee is payable, immediately on demand by the Administrative Agent or any Lender). If the Borrower shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period, and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or Commitment Fee hereunder would decrease, then such decrease shall be effective from the date on which such Total Debt Ratio Notice is received by the Administrative Agent, and shall have no retroactive effect.

                  (f) No provision of this Agreement, any other Loan Document or any other document delivered in connection herewith or with either thereof and no transaction contemplated hereby or thereby shall be construed or shall operate so as to require any Credit Party or any other Person liable for payment of any of the Obligations to pay interest in an amount or at a rate greater than the maximum allowed from time to time by applicable law. Should any interest or other charges paid by any Credit Party or any such other Person under any such document result in a computation or earning of interest in excess of the maximum rate of interest permitted under applicable law in effect while such interest is being earned, then such excess shall be and hereby is waived by each Lender and all such excess shall be automatically credited against and in reduction of the principal balance of such amounts payable under such documents and any portion of such excess received by any Lender shall be paid over by such Lender to such Credit Party or such other Person, as the case may be, it being the intent of the parties hereto that under no circumstances shall the Credit Party or such other Person be required to pay interest in excess of the maximum rate allowed by such applicable law.

                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations, etc.

                  SECTION 4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of Obligations shall be made in Dollars, in immediately available funds and without set-off, counterclaim, defense or deduction of any kind, to the Administrative Agent at account name: HSN, Inc., Clearing account number 323-5-07530, maintained by the Administrative Agent, care of Loan and Agency Services Group, at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (or at such other account or at such other place or in such other manner as the Administrative Agent may notify the Borrower and the Lenders from time to time), not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any Credit Party with such Lender or any affiliate of such Lender (with subsequent notice to any Credit Party; provided that such Lender's failure to give such notice shall not affect the validity of such debit). The appropriate Credit Party shall at the time of making a payment under this Agreement or any other Loan Document specify to the Administrative Agent (i) the account from which the payment funds will be transmitted and the manner and approximate time of such transmission and (ii) the Loans or other amounts payable by such Credit Party hereunder to which such payment shall be applied, and in the event that it shall have failed to specify, or if an Event of Default shall have occurred and be continuing, the Administrative Agent may distribute such payment to the Lenders in such manner as it or the Majority Lenders may deem appropriate, subject to Section 4.02.

                  (b) Each payment received by the Administrative Agent under this Agreement or any other Loan Document for account of a Lender shall be paid promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

                  (c) If the due date of any payment (including principal of or interest on any Borrowing or any Fees or any other fees or other amounts) to be made hereunder or under any other Loan Document would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day (and such extension of time shall in such case be included in the computation of interest, Fees or other fees, if applicable, unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such date shall be changed to the next preceding Business Day).

                  SECTION 4.02. Pro Rata Treatment. (a) Except to the extent otherwise provided herein:

                  (i) each Borrowing from the Lenders under Section 2.01 shall be made from the Lenders, each payment of Commitment Fee under Section
         2.05 shall be made for account of the Lenders and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the Commitments of the Lenders, pro rata according to the amounts of their respective unused Commitments;

                  (ii) each conversion of Loans of a particular Type (other than conversions provided for by Section 5.01) shall be made pro rata among the Lenders holding Loans of such Type according to the respective principal amounts of such Loans held by such Lenders; and

                  (iii) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular type shall be made to the Administrative Agent for account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders.

                  (b) Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 4.03. Non-Receipt of Funds by The Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or any Credit Party prior to the date on which such Lender or Credit Party is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of any Credit Party) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient or recipients on such date and, if such Lender or such Credit Party, as the case may be, has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                    SECTION 4.04. Sharing of Payments, etc. Each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it in ordinary deposit accounts of any Credit Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due any Credit Party), in which case it shall promptly notify the relevant Credit Party and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Each Lender agrees that, if any Lender shall obtain payment of any principal of or interest on any Loan or L/C Exposure made by it to the Borrower, or any other amount payable to such Lender, under this Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right, and, as a result of such voluntary or involuntary payment, such Lender shall have received a greater percentage of the principal, interest or such other amount then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall be deemed simultaneously to have purchased at face value from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans and L/C Exposure made by other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or such other amount due to the Lenders hereunder. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Credit Party agrees that any Lender so purchasing a participation (or direct interest) in the Loans and L/C Exposure made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Credit Party. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.04 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.04 to share in the benefits of any recovery on such secured claim.

                                   ARTICLE V

                        Yield Protection and Illegality

                    SECTION 5.01. Additional Costs. (a) The Borrower shall pay directly to each Lender or the Issuing Bank, as the case may be, upon demand from time to time such amounts as the Issuing Bank or such Lender or its holding company, as the case may be, may determine to be necessary to compensate it for any costs which the Issuing Bank or such Lender or such holding company, as the case may be, determines are attributable to its issuing, maintaining or participating in any Letter of Credit or its making or maintaining of any Eurodollar Loans to the Borrower or its obligation to make any Eurodollar Loans to the Borrower hereunder, or any reduction in any amount receivable by the Issuing Bank or Lender hereunder in respect of any of such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which (i) changes the basis of taxation of any amounts payable to the Issuing Bank or such Lender or such holding company, as the case may be, by any Credit Party under this Agreement or any other Loan Document in respect of any of such Loans (other than changes in respect of taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office) or Letters of Credit; or (ii) imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Issuing Bank or such Lender, as the case may be, (including any of such Loans or Letters of Credit or any deposits referred to in the definition of "LIBO Rate"), or the Commitment of such Lender; or (iii) imposes any other condition affecting this Agreement or any other Loan Document (or any of such extensions of credit or liabilities) or the Commitments.

                  (b) Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on

Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make, and to convert ABR Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all Eurodollar Loans held by such Lender shall be automatically converted into ABR Loans at the end of the then current Interest Period for each of them, or on such earlier date as such Lender may specify in writing as being the last permissible date for such prepayment under applicable law, rules or regulations).

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay to the Issuing Bank and to each Lender and to their holding companies from time to time on request such amounts as the Issuing Bank or such Lender or such holding company, as the case may be, may determine to be necessary to compensate the Issuing Bank or such Lender or such holding company, as the case may be, for any costs which it determines are attributable to the maintenance by the Issuing Bank or such Lender or such holding company (or any Applicable Lending Office), as the case may be, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any Governmental Authority, of capital in respect of the Issuing Bank's or such Lender's Commitment (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of the Issuing Bank or such Lender (or any Applicable Lending Office) to a level below that which the Issuing Bank or such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

                  (d) Determinations and allocations by the Issuing Bank and any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or Letters of Credit or its obligation to make Loans, or Letters of Credit, or to participate in Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive absent manifest error.

                  (f) A certificate of a Lender or the Issuing Bank, as the case may be, setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company as specified in paragraph
(a), (b) or (c) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate delivered by it within five days after its receipt of the same. Notwithstanding the foregoing, no Lender or the Issuing Bank shall have the right to collect payments from the Borrower pursuant to paragraph (c) of this
Section 5.01 unless it is the policy of the Issuing Bank or such Lender, as the case may be, at the time of such collection, to collect similar payments from other borrowers (if any) who are similarly situated as the Borrower, including with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments.

                  (g) Failure or delay on the part of the Issuing Bank or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the Issuing Bank's or such Lender's right to demand such compensation. The protection of this Section shall be available to the Issuing Bank and each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                  (h) If any Lender requests compensation under this Section, then the Borrower may request such Lender to use reasonable efforts to transfer its Commitments or Loans to another Applicable Lending Office of such Lender if such transfer would avoid the need for or mitigate the amount of any compensation under this Section, but no Lender shall be required to make such transfer if such Lender determines in its sole discretion that such Lender would suffer any legal, economic or regulatory disadvantage.

                  SECTION 5.02. Alternate Rate of Interest. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Borrowing for any Interest Period therefor:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Loans as provided herein; or

                  (b) the Administrative Agent or any Lender determines (which determination shall be conclusive), and so notifies the Administrative Agent, that the rates of interest referred to in the definition of "LIBO Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined do not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loans for such Interest Period; or

                  (c) the Administrative Agent determines (which determination shall be inclusive) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate;

then the Administrative Agent shall, as soon as practicable, give the Borrower notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans or to convert ABR Loans into Eurodollar Loans and the Borrower shall, on the last day or days of the then current Interest Period or Periods for the outstanding Eurodollar Loans, either repay such Loans as provided in Section 3.01 or convert such Loans into ABR Loans in accordance with Section 2.10. If any Lender notifies the Administrative Agent pursuant to clause (b) of this Section, then the Borrower may request such Lender to use reasonable efforts to transfer its Commitments or Loans to another Applicable Lending Office of such Lender if such transfer would avoid the need for or mitigate the matter described in clause (b) of this Section, but no Lender shall be required to make such transfer if such Lender determines in its sole discretion that such Lender would suffer any legal, economic or regulatory disadvantage.

                  SECTION 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrower and such Lender's obligation to make Eurodollar Loans shall be suspended until such time (prior to the termination of the Commitment pursuant to the terms of this Agreement) as such Lender may again make and maintain Eurodollar Loans and such Lender's outstanding Eurodollar Loans shall be automatically converted into ABR Loans, as such Lender may select, at the end of the then current Interest Period for each of them, or on such earlier date as such Lender may specify in writing as being the last permissible date for such prepayment under applicable laws, rules or regulations.

                    SECTION 5.04. Compensation. The Borrower shall pay to each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including costs arising from premature termination of such Lender's obligations under any Hedging Agreement) which such Lender determines are attributable to:

                  (a) any payment, prepayment or conversion of a Loan for any reason (including the acceleration of the Loans pursuant to Article X) on a date other than the last day of an Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article VII to be satisfied) to borrow or convert into a Eurodollar Loan on the date for such borrowing or conversion specified in the relevant Borrowing Request given pursuant to Section 2.03 or notice of conversion given pursuant to Section 2.10.

Such Lender shall deliver to the Borrower, promptly upon such request, a certificate setting forth in reasonable detail the basis for calculation of such amounts, the contents of such certificate being, in the absence of manifest error therein, conclusive evidence of such amounts; provided that the failure of such Lender to deliver such certificate shall in no way affect such Lender's rights to such compensation. The failure of any Lender to request the compensation provided for in this Section 5.04 in any instance shall not affect such rights of such Lender in any other instance or of any other such Lender in any instance.

                  SECTION 5.05. Taxes. All payments of Obligations (as used in this Section 5.05, "Payments") shall be made free and clear of, and without deduction by reason of, any and all taxes, duties, assessments, withholdings, retentions or other similar charges whatsoever imposed, levied, collected, withheld or assessed by any jurisdiction or any agency or taxing authority thereof or therein (as used in this Section 5.05, "Taxes"), all of which shall be paid by the Borrower for its own account not later than the date when due. If the Borrower is required by law to deduct or withhold any Taxes from any Payment, the Borrower shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due (irrespective of the rate of such deduction or withholding); (c) deliver to such Lender, promptly and in any event within 30 days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to such Lender of the payment when due of the full amount of such Taxes; and (d) pay to the respective Lender, forthwith upon any request by such Lender therefor from time to time, such additional amounts as may be necessary so that such Lender receives, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement or the Notes as if no such deduction or withholding had been made.

                  Each Lender that is not organized under the laws of the United States or of any political subdivision thereof agrees that it will deliver to the Borrower on the date of its initial Loan and thereafter as may be required from time to time by applicable law or regulation United States Internal Revenue Service Form 4224 or 1001 (or any successor form) or such other form as from time to time may be required to demonstrate that payments made by the Borrower to such Lender under this Agreement or such Note either are exempt from United States Federal withholding taxes or are payable at a reduced rate (if any) specified in any applicable tax treaty or convention, except where such a Lender is unable to do so by reason of a change in law occurring after the date when such a Lender became a party to this Agreement.


                  Each Lender agrees to use reasonable efforts to transfer its Commitment or Loans to another Applicable Lending Office of such Lender if such transfer would avoid the need for or mitigate the amount of any deduction or withholding of Taxes on payments of interest to such Lender under this Agreement thereafter, but no Lender shall be required to make such transfer if such Lender determines in its sole discretion that such Lender would suffer any legal, economic or regulatory disadvantage.

                  Without limiting the survival of any other provisions of this Agreement or the Notes, the obligations of the Borrower under this Section,
Section 5.01 and Section 5.04 shall survive the repayment of the Loans and the Notes.

                                   ARTICLE VI

                                   Guarantee

                  SECTION 6.01. Unconditional Guarantee. For valuable consideration, receipt of which is hereby acknowledged, and to induce the Lenders to make Loans to the Borrower and to induce the Issuing Bank to issue Letters of Credit, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees the payment to the Administrative Agent, the Issuing Bank and each of the Lenders, as a primary obligor and not as a surety, of the Obligations, and, in the case of any extension of time of payment, in whole or in part, the payment of all such Obligations in cash in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof or of any such extension. Each of the Guarantors hereby agrees that the Obligations may be extended or renewed in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee obligations hereunder notwithstanding any such extension or renewal of any Obligation. Each of the Guarantors hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Guarantors shall forthwith pay and perform the same in Dollars, at the time, in the place and in the manner provided for such payment in this Agreement, the Notes or other applicable document.

                  SECTION 6.02. Validity. Each of the Guarantors hereby agrees that the guarantee provided by this Article VI is a continuing guarantee of payment and not merely of collection, that it is a primary, independent obligation of each of the Guarantors and that each Guarantor's obligations hereunder shall be joint and several, absolute, unconditional and irrevocable, irrespective of (a) any invalidity, illegality, irregularity or unenforceability of, or defect in or any change in, any Loan Document or any other document referred to herein or therein, (b) any rescission, amendment, modification or waiver of any term or condition of any Loan Document or any such other document, or any waiver or consent by the Administrative Agent, the Issuing Bank or any Lender to any departure from the terms hereof or thereof,
(c) any sale, exchange, release, surrender, realization upon or other dealings with any security or guarantee for any of the obligations guaranteed hereby (whether now or hereafter granted), (d) any settlement or compromise of such obligations, (e) the absence of any action by the Administrative Agent, the Issuing Agent or any Lender to assert any claim or demand or to enforce any of such Obligations against the Borrower or any Guarantor, (f) the recovery of any judgment against the Borrower or any other Person, or any action to enforce the same, (g) the recovery of any claim under any other guarantee of or security for such obligations or under any applicable insurance, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than full and strict compliance with and satisfaction of such liabilities).

                  SECTION 6.03. Waivers. Each of the Guarantors hereby waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other Person, notice of acceptance of the guarantee provided by this
Article VI, notice of the extension of any credit or financial accommodation, notice of the making of any Loan or the incurrence of any other Obligations, demand of payment, filing of claims with a court in the event of bankruptcy of the Borrower or any other Person, any right to require a proceeding or the filing of a claim first against the Borrower, any other guarantor, any other Person, any letter of credit, or any security for any of the Obligations, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever. Each of the Guarantors hereby further waives all setoffs and counterclaims against the Borrower, the Administrative Agent, the Issuing Bank and each of the Lenders.

                  SECTION 6.04. Subordination and Subrogation. Each of the Guarantors hereby subordinates all present and future claims, now held or hereafter acquired, against the Borrower as a creditor or contributor of capital, or otherwise, to the prior and final payment in cash in full to the Lenders of all of the Obligations. If, without reference to the provisions of this Section 6.04, any of the Guarantors would at any time be or become entitled to receive any payment on account of any claim against the Borrower, whether in insolvency, bankruptcy, liquidation or reorganization proceedings, or otherwise, such Guarantor shall and does hereby irrevocably direct that all such payments shall be made directly to the Administrative Agent on account of the Lenders until all Obligations shall be paid in cash in full. Should any of the Guarantors receive any such payment, such Guarantor shall receive such amount in trust for the Administrative Agent, for the benefit of the Lenders, and shall immediately pay over to the Administrative Agent such amount as provided in the preceding sentence.

                  Anything contained in this Article VI to the contrary notwithstanding, the obligations of each of the Guarantors hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations here-under subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of Borrower of obligations arising under guaranties by such parties.

                  Each of the Guarantors further agrees that any rights of subrogation such Guarantor may have against the Borrower, and any rights of contribution such Guarantor may have against Borrower, and any rights of contribution such Guarantor may have against any other Guarantor or any other guarantor of the Obligations hereunder, shall be junior and subordinate to any rights the Administrative Agent, the Issuing Bank or the Lenders may have against any other Guarantor or any such other guarantor. Each of the Guarantors further agrees that it shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Borrower hereunder or under any other Loan Document shall have been paid in full in cash.

                  SECTION 6.05. Acceleration. Each of the Guarantors agrees that, as between the Borrower on the one hand, and the Administrative Agent, the Issuing Bank and the Lenders, on the other hand, the obligations of the Borrower guaranteed under this Article VI may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article X for purposes of this Article VI, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Borrower or otherwise) preventing such declaration as against the Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of this Article VI.

                  SECTION 6.6 Reinstatement. Each of the Guarantors covenants that the guarantee provided by this Article VI will not be discharged except by complete and final payment of all of the Obligations and all obligations of the Guarantors arising out of this guarantee. In the event that any payment is made by the Borrower hereunder or by any of the Guarantors under this guarantee, and is thereafter required to be rescinded or otherwise restored or paid over to the Borrower, such Guarantor or any other Person (whether upon the insolvency or bankruptcy of the Borrower or any Guarantor or otherwise), each Guarantor's obligations hereunder shall immediately and automatically be reinstated as though such payment had not been made.


                                  ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Initial Credit Event. . The occurrence of the Effective Date and the obligation of the Lenders to make the initial Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the receipt by the Administrative Agent, on or before the date hereof, of each of the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent and the Issuing Bank:

                  (a) Certified copies of the certificate of incorporation and bylaws of each Credit Party and all corporate action and, if necessary, stockholder action taken by each Credit Party approving this Agreement and the other Loan Documents and borrowings by the Borrower hereunder and the guarantee by the Guarantors hereunder (including a certificate setting forth the resolutions of the Boards of Directors of each Credit Party adopted in respect of the transactions contemplated hereby and thereby);

                  (b) A certificate of each Credit Party in respect of each of the officers (i) who is authorized to sign this Agreement and the other Loan Documents on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. The Administrative Agent, the Issuing Bank and the Lenders may conclusively rely on such certificate until such person receives notice in writing from the applicable Credit Party to the contrary;

                  (c) Certificates, as of a recent date, from the appropriate authorities for each jurisdiction in which the

         Credit Parties are incorporated or qualified to do business, as to the good standing of each Credit Party in each such jurisdiction;

                  (d) A certificate of a senior officer of each Credit Party to the effect set forth in the first sentence of Section 7.02;

                  (e) An opinion of James G. Gallagher, General Counsel and Elizabeth A Waters, Senior Counsel, of HSN, Inc. and counsel for the Credit Parties, substantially in the form of Exhibit C;

                  (f) The Total Debt Ratio Notice for the Borrower's four-Fiscal Quarter period ended December 31, 1996 (or, if the initial Loans hereunder are made more than 60 days after the end of any succeeding Fiscal Quarter, for the four-Fiscal Quarter period ended as of the end of the most recent such succeeding Fiscal Quarter);


                  (g) The Notes dated the date hereof and duly executed and delivered by the Borrower to the order of each Lender and otherwise appropriately completed, bearing the executed guarantee of the Guarantors;

                  (h) Counterparts of this Agreement which, when taken together, bear the signatures of all the parties hereto;

                  (i) (x) Financial projections for Fiscal Years 1997-2002 of the Borrower and its consolidated Subsidiaries (including the Guarantors, but excluding the SF Broadcasting Companies), (y) the 1996 Financial Statements and (z) the 1996 Pro Forma Financial Statements;

                  (j) Evidence satisfactory to the Administrative Agent that the commitments under the Existing Credit Agreements have been terminated, all loans thereunder have been repaid or terminated in full, all accrued interest, fees and other amounts payable thereunder have been paid in full and all Liens on collateral thereunder have been released; and

                  (k) Such other documents as the Administrative Agent or any Lender may reasonably request including all requisite governmental approvals and filings, if any.

                  SECTION 7.02. Initial and Subsequent Credit Events. The obligation of the Lenders to make each Loan to the Borrower (including the initial Loans), and of the Issuing Bank to issue Letters of Credit, and the occurrence of the Effective Date shall be subject to the further conditions that, as of the date of the making of such Loans and the issuance of such Letters of Credit and after giving effect thereto (and also as of the Effective
Date):

                  (a) the Administrative Agent shall have received a Borrowing Request as required by Section 2.03 or, in the case of the Issuance of a Letter of Credit, receipt by the Issuing Bank and Administrative Agent of a notice requesting the issuance of such Letter of Credit as required by Section 2.11;

                  (b) no Default or Event of Default shall have occurred and be continuing;

                  (c) the representations and warranties made by each Credit Party in Article VIII, in the other Loan Documents and in any other certificate or other document delivered in connection herewith or therewith shall be true in all material respects on and as of the date of the making of such Loans (and the Effective Date) with the same force and effect as if made on and as of such date (including that there shall have occurred no Material Adverse Effect since December 31, 1996, except as disclosed in any SEC report of the Borrower delivered to the Lenders prior to the date hereof);

                  (d) the Borrower shall be in compliance with the financial covenants in this Agreement both before and immediately after the making of such Loan or the issuance of such Letter of Credit on a pro forma basis; and

                  (e) all Fees and expenses then payable pursuant to Sections
         2.05 and 12.03 and all other fees theretofore agreed between the Borrower and the Administrative Agent or the Issuing Bank shall have been paid.

Each Borrowing made pursuant to Section 2.02 and each issuance of a Letter of Credit made pursuant to Section 2.11 shall constitute a certification by each Credit Party as to the circumstances specified in paragraphs (b), (c) and (d) above (both as of the date of such notice and, unless any Credit Party otherwise notifies the Administrative Agent prior to the date of such Borrowing or issuance of a Letter of Credit, as of the date of such credit event).

                                                                             59
                                  ARTICLE VIII

                         Representations and Warranties

                  Each of the Credit Parties represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

                  SECTION 8.01. Corporate Existence. Each Credit Party and each of the other Material Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as presently conducted, and conducts its business in compliance with the requirements set forth in Section 9.03; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  SECTION 8.02. Financial Condition. The 1996 Financial Statements, which have been heretofore furnished to the Administrative Agent and each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at such date and the consolidated results of their operations for Fiscal 1996, all in accordance with GAAP applied on a consistent basis. The 1996 Pro Forma Financial Statements, which have been heretofore furnished to the Administrative Agent and each of the Lenders, are correct and fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries (including the Guarantors) on a pro forma basis. The 1996 Pro Forma Financial Statements have been prepared in good faith by the Borrower, based on assumptions believed by the senior management of the Borrower to be reasonable at the time made. Neither the Borrower nor any of its consolidated Subsidiaries (including the Guarantors) had on such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheet as at such date. Since December 31, 1996, there has been no Material Adverse Effect except as disclosed in any SEC Report delivered to the Lenders prior to the date hereof.

                  SECTION 8.03. Litigation. Except as heretofore disclosed to the Lenders in writing or in any SEC Report of the

Borrower delivered to the Lenders prior to the date hereof, there is no action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency, pending or (to the knowledge of any Credit Party) threatened against any such Credit Party or any Subsidiary of any thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

                  SECTION 8.04. No Breach of Default, etc. Neither the execution and delivery of each of the Loan Documents, nor the consummation of each Merger, nor the consummation of the transactions contemplated hereby and thereby, nor the compliance by any Credit Party with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, or require any consent or vote of any Person under, the certificate of incorporation or bylaws of any Credit Party, or any agreement or instrument to which any Credit Party or any Subsidiary of any thereof is a party (including employment and affiliation agreements) or to which it is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any court or Governmental Authority, or (c) constitute a default or result in the imposition of any Lien on any of the assets, revenues or other properties of any Credit Party or any Subsidiary of any thereof under any such agreement or instrument.

                  SECTION 8.05. Corporate Action. The consummation of each Merger, the execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within the scope of its corporate powers, and have been duly authorized by all necessary corporate action on the part of each of them. This Agreement constitutes, and each of the other Loan Documents, when duly executed and delivered by each Credit Party thereto will constitute, the legal, valid and binding obligation of each such Credit Party, enforceable against each of them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the consummation of any Merger, except such as have been obtained or made and are in full force and effect, or for the execution, delivery of performance by any Credit Party of any of the Loan Documents or for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated hereby and thereby.

                  SECTION 8.07. Use of Loans. Neither any Credit Party nor any Subsidiary of any of them is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board) and no part of the proceeds of any Loan or any Letter of Credit will be used to buy or carry any margin stock.

                  SECTION 8.08. ERISA. Each Credit Party and the ERISA Affiliates have fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

                  SECTION 8.09. Taxes. Each Credit Party and the Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any Credit Party or any Subsidiary. The charges, accruals and reserves on the books of the Credit Parties and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Credit Party, adequate.

                  SECTION 8.10. Credit Agreements. Schedule 8.10 hereto and all SEC Reports of the Borrower delivered to the Lenders prior to the date hereof completely and correctly disclose each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any extension of credit or commitment for any extension of credit (other than pursuant to any letter of credit excepted from the definition of Indebtedness herein under paragraph (c) thereof) to, or guarantee by, any Credit Party or any other Material Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and accurately describes the aggregate principal or face amount outstanding and which may become outstanding under each thereof.

                  SECTION 8.11. Ownership of Assets. Each Credit Party and each other Material Subsidiary has good and marketable title to all assets reflected on the audited consolidated balance sheet as of December 31, 1996, referred to in Section 8.02, subject to:

                  (a) no Liens other than such Liens as are listed on Schedule 9.05, and on any date hereafter, additional Liens permitted by Section
         9.05 and either (i) listed in notes to the financial statements delivered pursuant to Section 9.01(a) or (b) or (ii) otherwise communicated to the Lenders in writing, and

                  (b) on any date hereafter, dispositions permitted by Section
         9.15 and reflected in the financial statements, including any notes thereto, delivered pursuant to Section 9.01(a) or (b).

                  SECTION 8.12. Status of Obligations. The obligations of each Credit Party under this Agreement and the Notes and the Letters of Credit rank and will rank at least pari passu in all respects with all other senior Indebtedness of each Credit Party, except for Indebtedness that is senior solely by operation of applicable law, and except that Indebtedness of each Credit Party secured as permitted by Section 9.05 ranks senior in right of security with respect to the collateral therefor. The obligations of each Guarantor (including each Guarantor's guarantee obligations) under the Loan Documents are "senior debt" and "senior indebtedness" within the meaning of any indenture (including the indentures relating to the Subordinated Debentures) or instrument to which the Guarantor is a party relating to subordinated debt, and the Administrative Agent and the Lenders are entitled to the benefits of the subordination provisions relating thereto.

                  SECTION 8.13. Investment Company Act; Public Utility Holding Company Act. (a) Neither the Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (b) Neither the Borrower nor any Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 8.14. Environmental Matters. To the best of the knowledge of each Credit Party, all operations and conditions at or in the premises in which each Credit Party conducts its business comply in all material respects with all Federal, state and local laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements relating to environmental matters, pollution, waste disposal or industrial hygiene including such laws, rules, regulations, codes, ordinances, orders, devices, judgments, injunctions, notices or binding agreements relating to asbestos (collectively, "Environmental Laws"). None of the operations of any Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law.

                  SECTION 8.15. FCC Matters. The Borrower and its Subsidiaries have all licenses, consents and approvals from the FCC, other applicable Governmental Authorities and other third parties necessary or advisable to authorize the Borrower and its Subsidiaries to consummate the Mergers, to own and operate the businesses of the Borrower and its Subsidiaries and to conduct their operations as contemplated by their business plan, all of which are in full force and effect, and no action has been taken by the FCC or any other person or threatened by any competent authority to challenge any such license, consent or approval or that would otherwise restrain, prevent or otherwise impose material adverse conditions on the financings contemplated hereby or in the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 8.16. Labor Matters. There are no strikes, lockouts or slowdowns against any Credit Party or any Subsidiary pending or, to the knowledge of any Credit Party, threatened. There are no pending (or to the knowledge of any Credit Party) threatened action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency against any Credit Party in connection with the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters which, if adversely determined, could have a Material Adverse Effect. All payments due from any Credit Party or any Subsidiary, or for which any claim may be made against any Credit Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary through the end of the most recent fiscal quarter of such Credit Party or Subsidiary as to which financial statements have been delivered to the Lenders. The consummation of the Mergers and the transactions contemplated hereby or by the other Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party or Subsidiary is bound.

                  SECTION 8.17. Solvency. Immediately after the consummation of the Mergers and of the transactions contemplated hereby or by the other Loan Documents to occur on the Effective Date and immediately following the making of each Loan and issuing of each Letter of Credit made on the Effective Date and after giving effect to the application of the proceeds of such Loans and Letters of Credit, (i) the fair value of the assets of the Borrower and its consolidated Subsidiaries (including the Guarantors), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower and its consolidated Subsidiaries (including the Guarantors) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its consolidated Subsidiaries (including the Guarantors) do not intend to incur and do not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iv) the Borrower and its consolidated Subsidiaries (including the Guarantors) will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                                                                            65
                                   ARTICLE IX

                  Covenants of the Borrower and the Guarantors

                  Each Credit Party agrees that, so long as any of the Commitments are in effect and until payment in full of all Obligations:

                  SECTION 9.01. Financial Statements; Reports and Other Information. The Borrower shall deliver to the Administrative Agent, with sufficient copies for each of the Lenders, and the Issuing Bank:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, unaudited consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantors) for such period and for the period from the beginning of such Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year (it being understood that the figures for any Fiscal Quarter in Fiscal 1996 shall be based on the 1996 Pro Forma Financial Statements), accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, audited consolidated statements of income, retained earnings and changes in financial position of the Borrower and its consolidated Subsidiaries (including the Guarantors) for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year (it being understood that the figures for Fiscal 1996 shall be based on the 1996 Pro Forma Financial Statements), and accompanied by an opinion thereon of Ernst & Young LLP or any other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries (including the Guarantors) as at the end of, and for, such Fiscal Year, and a certificate of a Financial Officer of the Borrower that, in examining the financial condition of the Borrower and its Subsidiaries for such Fiscal Year, he or she obtained no knowledge, except as specifically stated, of any Default arising from the breach of the covenants provided for in Sections 9.04, 9.07, 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.18;

                  (c) promptly upon their becoming available, copies of all registration statements and regular SEC Reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) as soon as possible, and in any event within ten days after any Credit Party knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Financial Officer of the relevant Credit Party setting forth details respecting such event or condition and the action, if any, which such Credit Party or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Credit Party or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section 4043
                  of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                           (ii) the filing under Section 4041 of ERISA of a
                  notice of intent to terminate any Plan or the termination of any Plan;

                           (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal by any
                  Credit Party or any ERISA Affiliate under Title IV of ERISA from a Multiemployer Plan, or the receipt by any Credit Party or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                           (v) the institution of a proceeding by a fiduciary
                  of any Multiemployer Plan against any Credit Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (f) promptly after any Credit Party knows or has reason to know that (i) any Default or any Event of Default has occurred, a notice of such Default or Event of Default, describing the same in reasonable detail and the corrective action taken or proposed to be taken with respect thereto or (ii) any development that, in the opinion of the Borrower's senior management, could reasonably be expected to result in a Material Adverse Effect has occurred;

                  (g) not later than (i) 60 days after the last day of each of the first three Fiscal Quarters of each of the Borrower's Fiscal Years and (ii) 120 days after the last Fiscal Quarter of each such Fiscal Year, a notice, executed by a Financial Officer of the Borrower and its consolidated Subsidiaries (including the Guarantors), substantially in the form of Exhibit D (the "Total Debt Ratio Notice"), setting forth the Total Debt Ratio for the four-Fiscal Quarter period ended on the last day of such Fiscal Quarter, which notice shall set forth calculations and computations in sufficient detail to show the amount and nature of each of the components of the Total Debt Ratio for such four-Fiscal Quarter period; provided that in the case of the Total Debt Ratio Notice delivered with respect to each Fiscal Quarter specified in clause (i) above, the Borrower shall (if the final form of either of such Notices is not yet available) deliver such Notice in a preliminary form within 60 days of the end of such Fiscal Quarter setting forth all matters required by this paragraph (g) to be included in the final form thereof as accurately as shall be possible based upon information available to the Borrower at such time;

                  (h) as soon as available and in any event within 10 days after preparation thereof, a detailed annual budget of the Borrower and its consolidated Subsidiaries (including the Guarantors) for each Fiscal Year commencing with Fiscal Year 1998, which budget has been prepared in good faith based upon assumptions believed by the Borrower's senior management to be reasonable; and

                  (i) from time to time such other information regarding the business, operations or financial condition of the Borrower or any of the Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent, the Issuing Bank or any Lender may reasonably request through the Administrative Agent.

Each Credit Party will furnish to the Administrative Agent, with sufficient copies for the Lenders and the Issuing Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Financial Officer of the Credit Parties, substantially in the form of Exhibit E (i) to the effect that, to the best of his or her knowledge, after full inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and the corrective action taken or proposed to be taken with respect thereto), (ii) setting forth in reasonable detail the computations necessary to determine whether the Credit Parties are in compliance with Sections 9.11 and 9.12 as at the end of the respective Fiscal Quarter or Fiscal Year, (iii) certifying that the Credit Parties are in compliance with Sections 9.13, 9.14, 9.16. 9.17 and 9.18, (iv) setting forth additions to the list of Subsidiaries that are Material Subsidiaries contained in the certificate most recently delivered pursuant to this provision and containing either (A) a representation that all other Subsidiaries combined do not constitute a Material Subsidiary Group as at such date or (B) a representation that all other Subsidiaries do constitute a Material Subsidiary Group as at such date and identifying any such Subsidiary whose aggregate book value of tangible assets exceeds $10,000,000 as at such date and (v) setting forth in reasonable detail the computations necessary to determine whether any "Fundamental Matters" No. 2 (as such term is defined in the Stockholders Agreement dated as of August 25, 1996, by and between Barry Diller and Liberty, and attached as Appendix I to Home Shopping's Proxy Statement dated November 20, 1996) shall have occurred and is continuing. In addition, each Credit Party hereby agrees to furnish the Administrative Agent and the Issuing Bank with an updated notice with respect to the information specified in clause (ii) of the preceding sentence upon the occurrence of any event either that has resulted or could result in a Subsidiary becoming a Material Subsidiary or a group of Subsidiaries becoming a Material Subsidiary Group or that could make the representation contained in the most recently delivered certificate furnished pursuant to this Section 9.01 no longer accurate.

                  SECTI0N 9.02. Litigation. Without limiting the obligations of the Borrower under Section 9.01(i), each Credit Party shall promptly give to each Lender notice of any threat or notice of intention of any person to file or commence any court or arbitral proceedings or investigations, or proceedings or investigations before any governmental or regulatory authority or agency, affecting any Credit Party or any Subsidiary as to which there is a reasonable probability of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

                  SECTION 9.03. Corporate Existence, etc. Each Credit Party will, and will cause each of its respective Subsidiaries (but in the case of clauses (a), (d) and (e) of this Section 9.03, only those Subsidiaries which are Material Subsidiaries) to:

                  (a) except as permitted by Section 9.14, preserve and maintain its corporate existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

                  (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities and upon request by the Administrative Agent permit representatives of any Lender or the Administrative Agent or the Issuing Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and financial condition with its officers, all to the extent reasonably requested by such person; and

                  (f) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  SECTION 9.04. Payment of Obligations. Without limiting the obligations of the Credit Parties under Section 9.03, each Credit Party will, and will cause each of its respective Subsidiaries to, pay and discharge at or before the date when due, all of their respective material obligations and other liabilities, including tax and pension liabilities, except where such obligations or liabilities are being contested in good faith and by appropriate proceedings, and maintain, in accordance with GAAP, appropriate reserves for the accrual of all of the foregoing.

                  SECTION 9.05. Liens. Neither the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset, revenue or other property now or hereafter owned or acquired by it (including the assets and capital stock acquired as permitted by Sections 9.17 and 9.18) except:

                  (a) Liens existing on the Effective Date securing Indebtedness outstanding on the Effective Date and identified in
         Schedule 9.05;

                  (b) any purchase money security interest hereafter created on any property of any Credit Party or such

         Subsidiary securing Indebtedness incurred solely for the purpose of financing all or a portion of the purchase price of such property; provided that: (i) such Lien (A) is created within six months of the acquisition of such property, (B) extends to no other property and (C) secures no other Indebtedness; (ii) the principal amount of Indebtedness secured by such Lien shall at no time exceed the lesser of (A) the cost to such Person of the property subject thereto and (B) the fair value of such property (as determined in good faith by the Board of Directors of such Person) at the time of the acquisition thereof; (iii) such Lien does not extend to or in any way encumber any inventory of any Guarantor purchased in the ordinary course of business; and (iv) the aggregate principal amount of all Indebtedness secured by all such Liens shall not exceed at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 9.05(j);

                  (c) carriers', warehousemen's, mechanics', materialmen's and repairmen's liens arising in the ordinary course of business of any Credit Party or such Subsidiary and not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (d) Liens in favor of consignors against inventory being sold on consignment in the ordinary course of business by any Credit Party or any Subsidiary;

                  (e) Liens created in substitution for any Liens permitted by paragraphs (a) and (b) of this Section 9.05; provided that (i) any such newly-created Lien does not extend to any other or additional property and (ii) if permitted by such paragraph (a) or (b), does not secure any other (or additional principal amount of) Indebtedness;

                  (f) Liens existing on assets at the time of acquisition thereof or of a Subsidiary owning such assets and not incurred in anticipation of or in connection with such acquisition;

                  (g) operating leases and Capital Leases, to the extent the same would constitute Liens, pursuant to which any Credit Party or its Subsidiary is lessee, and incurred by such Person in the ordinary course of its business;


                  (h) Liens on property of the Borrower or its Subsidiaries which secure Indebtedness under letters of credit having an aggregate principal amount not exceeding at any time $35,000,000; provided that such Liens shall be limited to the related merchandise (and not a general Lien on all assets of the Borrower or its Subsidiaries);

                  (i) Liens arising in connection with a Securitization in an amount not exceeding $200,000,000 of sold receivables outstanding, limited to the accounts receivable of the Borrower or its Subsidiaries sold or transferred and interests therein or in any trust or similar entity utilized to effect such Securitization which secure Indebtedness that are non-recourse to the Borrower and its Subsidiaries other than to such trust or similar entity (and subject to (x) an average advance rate of 80% or higher and (y) the seller's retained residual interest in such account receivables not exceeding $40,000,000 at any time); and

                  (j) in addition to Liens otherwise permitted by this Section 9.05, Liens on property of any Credit Party or any of its Subsidiaries
         (i) which secure Indebtedness (other than any Hedging Agreement) having an aggregate principal amount not exceeding at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 9.05(b) and (ii) each of which shall be limited to specified items of collateral (and not a general Lien on all assets of such Person) having a book value not greater than 150% of the aggregate principal amount of the Indebtedness secured by such Lien;

provided, however, that all capital stock of all Subsidiaries will in any event be maintained free and clear of all Liens whatsoever, except for the Lien created pursuant to the SFB Credit Agreement.

                  It is understood and agreed that the grant of security interests described in clauses (i), (ii), (iii), (v) and (vi) of paragraph 6 of
Schedule 1.01(b), to the extent that such security interests relate to the same property that is "sold" by the Borrower under the Program, as described in paragraph 1 of said Schedule, will not constitute a lien on assets of the Borrower or its Subsidiaries for the purposes of this Section 9.05.

                  SECTION 9.06. Sale and Lease-Back Trasaction. Neither the Borrower nor any Guarantor will, nor will any of them permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements having an aggregate principal amount not exceeding at any time $5,000,000.


                  SECTION 9.07. Indebtness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur or assume any Indebtedness whatsoever except for:

                  (a) (i) Indebtedness, not under this Agreement, outstanding on the Effective Date as described in Schedule 9.07, but not any extension, renewal, refinancing or replacement thereof and (ii) Indebtedness under the SFB Credit Agreement and any extension, renewal, refinancing or replacement thereof that does not increase the outstanding principal amount thereof and that is under terms no less favorable to the SF Broadcasting Companies;

                  (b) Loans to the Borrower under this Agreement;

                  (c) Indebtedness owed to the Borrower;

                  (d) Capital Leases;

                  (e) Indebtedness of a Guarantor under this Agreement;


                  (f) the joint and several liability of the Borrower, HSC and the other "Participating Subsidiaries" identified in Schedule 1.01(b) under the Program arising in the context of customary credit card chargebacks, as described in paragraph 4 of said Schedule, for accounts that are sold without recourse;

                  (g) the joint and several liability of the Borrower, HSC and such other "Participating Subsidiaries" for the obligations under the Special Program and the Guaranteed Program, but only if and for so long as the Borrower causes the Special Program and the Guaranteed Program at all times to comply with the requirements of Section 9.05(j) (including the $15,000,000 and 150% tests set forth therein);

                  (h) Indebtedness incurred in connection with the Letters of Credit issued pursuant to Section 2.11 and letters of credit; provided that the sum of the L/C Exposure together with the aggregate amount of letters of credit at any time outstanding, without duplication, shall not exceed $35,000,000 in the aggregate.

                  (i) Indebtedness incurred in connection with interest rate protection agreements to the extent required by Section 9.13;

                  (j) Indebtedness (other than Indebtedness permitted by subsection (l) of this Section) incurred, issued, assumed or acquired in connection with an acquisition permitted by Section 9.18 in an aggregate amount not in excess of $100,000,000; provided that Indebtedness permitted under this subsection (j) together with Subordinated Indebtedness permitted under subsection (k) below shall not exceed $125,000,000 in the aggregate;

                  (k) Subordinated Indebtedness not in excess of $100,000,000; provided that Subordinated Indebtedness permitted under this subsection (k) together with Indebtedness permitted under subsection
         (j) above shall not exceed $125,000,000 in the aggregate; and

                  (l) Indebtedness that is (i) assumed or acquired in connection with an acquisition permitted by subsection (b) of Section
         9.18 and (ii) is non-recourse to the Borrower or its Subsidiaries (other than the acquired Person).

                  SECTION 9.08. Ranking. (a) Each Credit Party will cause its obligations under this Agreement, the Notes, the Letters of Credit and each other document now or hereafter entered into with respect hereto or thereto to rank at least pari passu in right of payment and of security with all other senior Indebtedness of such Credit Party, except that Indebtedness secured by any Lien permitted by Section 9.05 may rank senior in right of security with respect to the collateral subject to such Lien. Without limiting the generality of the foregoing, the Borrower and each Guarantor covenants, and will take all steps necessary to assure, that its obligations under this Agreement will at all times constitute "Senior Indebtedness" or "Senior Debt" (or any other defined term intended to describe senior indebtedness) as defined in, and for all purposes of, any indenture or other instrument relating to each such party's subordinated debt (and will be entitled to the benefits of the subordination provisions relating thereto).

                  (b) Each Credit Party will cooperate with the Administrative Agent, the Issuing Bank and the Lenders and will execute such further instruments and documents as any such person may reasonably request to carry out the intentions of this Section. Without limiting the generality of the foregoing, if any Credit Party hereafter issues or otherwise incurs any Subordinated Indebtedness (other than the Subordinated Debentures), each of them will execute and cause to be executed such further documents as the Administrative Agent, the Issuing Bank or any Lender may reasonably request to ensure that the obligations of the Credit Parties under this Agreement, the Notes and the Letters of Credit at all times rank senior to such Subordinated Indebtedness.

                  (c) Nothing in this Section shall be construed so as to limit the ability of such Credit Party to incur any Indebtedness (consistent with paragraphs (a) and (b) above and otherwise permitted by this Agreement) on a basis pari passu with its Indebtedness under this Agreement, the Notes and the Letters of Credit.

                  SECTION 9.09. Business; Fiscal Year. Neither the Borrower nor any Guarantor will make any material change in the nature of its Core Business from that in which it is engaged on the date of this Agreement. No Credit Party will change its fiscal year from that currently in effect on the date hereof, as set forth in the definition of "Fiscal Year".

                  SECTION 9.10. Transactions with Affiliates Neither the Borrower nor any Guarantor will, and none of them will permit any of its respective Subsidiaries to, enter into or be a party to any transaction (including any merger, consolidation or sale of substantially all assets otherwise permitted by Section 9.14) with any Affiliate of any Credit Party, except upon fair and reasonable terms no less favorable to such Credit Party or Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Credit Party.

                  SECTION 9.11. Interest Coverage Test. The Borrower will at all times maintain the ratio of EBITDA on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to Interest Expense on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to be not less than 2.50 to 1.00; provided that EBITDA for the periods ended March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996 shall be determined on a pro forma basis based on the 1996 Pro Forma Financial Statements.

                  SECTION 9.12. Total Debt Ratio. The Borrower will at all times maintain the Total Debt Ratio on a consolidated basis for the four-Fiscal Quarter period most recently ended at such time to be less than (i) 4.50 to
1.00 when determined in respect of any such four-Fiscal Quarter period ending on or before December 31, 1997, and (ii) 4.00 to 1.00 when determined in respect of any such four-Fiscal Quarter period ending thereafter; provided that EBITDA for the periods ended March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996 shall be determined on a pro forma basis based on the 1996 Pro Forma Financial Statements.

                  SECTION 9.13. Interest Rate Protection Agreement. At any time when the Adjusted LIBO Rate is equal to at least 8%, the Borrower shall enter promptly into an interest rate protection agreement or agreements in form and substance reasonably satisfactory to the Administrative Agent covering an aggregate notional principal amount equal to the lesser of (a) $100,000,000 and
(b) the aggregate principal amount of Loans outstanding at any such time.

                  SECTION 9.14. Mergers and Sale of Assets. Neither the Borrower nor any Guarantor will, and none of them will permit any other Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group to,

                  (a) consolidate or merge with or into any other Person, except that a Guarantor or a Wholly Owned Subsidiary of the Borrower or a Guarantor may merge with or consolidate into (i) the Borrower or a Guarantor (provided that the Borrower or such Guarantor, as the case may be, shall be the survivor of such merger or consolidation) or (ii) another Wholly Owned Subsidiary of the Borrower or a Guarantor; or

                  (b) except as specifically permitted by Section 9.15, sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or in a series of related transactions, except that a Wholly Owned Subsidiary (other than the Guarantors) of the Borrower or a Guarantor may sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to the Borrower or to another Wholly Owned Subsidiary of the Borrower or a Guarantor;

provided, however, that none of the foregoing transactions shall be permitted if a Default or an Event of Default has occurred and is continuing or would result from the consummation of any such transaction.

                  It is understood and agreed that any consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of the assets of a Non-Material Subsidiary shall be permitted under this Section, so long as such Non-Material Subsidiary, together with all other Non-Material Subsidiaries (other than Non-Material Subsidiaries permitted to be sold or exchanged pursuant to Section 9.15(d)) with respect to which there has been, since the date hereof, a consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of its assets, would not (in the absence of such transactions) constitute a Material Subsidiary Group.

                  SECTION 9.15. Dispositions of Assets. Neither the Borrower nor any Guarantor will, and none of them will permit any other Material Subsidiary to, sell, assign, convey, lease, sublet, transfer, swap, exchange or otherwise dispose of any of the assets, business or other properties of any Credit Party or any such Material Subsidiary to any Person, whether in a single transaction or in a series of related transactions, except for:

                  (a) sales of inventory (but not of accounts receivable) in the ordinary course of business of such Credit Party or any such Subsidiary;

                  (b) dispositions of assets in the ordinary course of business in arm's-length transactions by such Credit Party or any such Subsidiary to the extent such assets either are no longer used or useful to such Credit Party or such Subsidiary or are promptly replaced by other assets of at least equal usefulness;

                  (c) any such disposition by any Credit Party or any Wholly Owned Subsidiary to any Credit Party or any Wholly Owned Subsidiary, as the case may be; provided, however, that the Credit Parties shall maintain their respective assets and operations substantially in accordance with their respective assets and operations as of the date hereof, and that in the case of any such disposition by any Credit Party to a Wholly Owned Subsidiary, each Credit Party agrees that such disposition shall be in the ordinary course of business consistent with past practice and shall be accomplished upon fair and reasonable terms to such Credit Party;

                  (d) (i) sales or Asset Swaps of SKTV or any of its Subsidiaries or by SKTV of all or substantially all of its or its Subsidiaries' television broadcast stations, on an arm's-length basis for at least fair consideration; provided that such sale or Asset Swap shall constitute an "Asset Sale" to the extent of any cash consideration thereof, and provided further that, in the case of the acquiror of such stations becoming a Subsidiary, the Administrative Agent shall have received a written instrument, in form and substance satisfactory to the Administrative Agent, by which such acquiror becomes a Credit Party to this Agreement (unless it cannot legally do so) or (ii) sales by Savoy of some or all of its Subsidiaries' or Affiliates' assets on an arm's length basis for at least fair consideration; and in each case described in clause (i) and (ii) above subject to the following conditions:

                           (x) no Default or Event of Default shall have
                  occurred and be continuing, both before and immediately after the making of such sale or Asset Swap; and

                           (y) the Borrower shall be in compliance with
                  Sections 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.18 both
                  before and immediately after the making of such sale or Asset Swap on both a historical and a pro forma basis.

                  (e) sales by the Borrower or any Material Subsidiary of the shares of capital stock of (i) Vela Research, Inc., Internet Shopping Network, Inc., The National Registry Inc. or Body By Jake on an arm's-length basis for at least fair consideration or (ii) any Non-Material Subsidiary (other than Vela Research, Inc., Internet Shopping Network, Inc. and the SF Broadcasting Companies), on an arm's-length basis for at least fair consideration, so long as such Non-Material Subsidiary, together with all other Non-Material Subsidiaries (other than Vela Research, Inc., Internet Shopping Network, Inc. and the SF Broadcasting Companies) with respect to which there has been, since the date of this Agreement, such a sale or exchange of shares, would not (had such sales not been made) constitute a Material Subsidiary Group;

                  (f) sales of movie rights in the ordinary course of business;

                  (g) sales of SKTV programming rights in the ordinary course of business on an arm's-length basis; and

                  (h) non-recourse sales of receivables described in Schedule 1.01(b), if transacted in accordance with paragraph 1 thereof, or pursuant to
Section 9.05(i).

                  SECTION 9.16. Restricted Payments; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) repurchase, redeem or otherwise acquire any of the shares of capital stock of the Borrower or any Subsidiary (other than any repurchases, redemptions or acquisitions of shares of capital stock of the Borrower which, on a cumulative basis, are not in excess of $50,000,000 in the aggregate); (ii) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a contribution thereof, with respect to any shares of any class of capital stock of the Borrower or any such Subsidiary, except that any Wholly Owned Subsidiary may declare and pay dividends and make other distributions with respect to its capital stock to any other Wholly Owned Subsidiaries or to the Borrower, or (iii) make any optional payment or prepayment on or redemption or acquisition of any Indebtedness of the Borrower or any Subsidiary other than (w) the repurchase in the open market of up to $40,000,000 in the aggregate of Subordinated Debentures, (x) the conversion of the Subordinated Debentures into common equity of the Borrower pursuant to the terms thereof by any holder thereof (other than the issuer thereof) or, in the case of a forced conversion by the issuer thereof, on or after March 1, 1998, and (y) subject to Section 9.18, prepayment of up to $150,000,000 of Indebtedness acquired in connection with an acquisition permitted by Section 9.18 and (z) subject to Section 9.17, prepayment of up to $20,000,000 of Indebtedness outstanding under the SF Broadcasting Credit Agreement; provided, that any repurchase, conversion or prepayment set forth in subclauses (w), (x), (y) or (z) is subject to the following conditions:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing, both before and immediately after the making of such repurchase, conversion or prepayment; and

                           (ii) the Borrower shall be in compliance with
                  Sections 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.18 both
                  before and immediately after the making of such repurchase, conversion or prepayment on both a historical and a pro forma basis.

                  (b) The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary (including any Guarantor) to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or to the parent of such Subsidiary.

                  SECTION 9.17. Restricted Investments. Neither the Borrower nor any Guarantor will, nor will any of them permit any of its Subsidiaries to, make any Investments, except for:

                   (a) (i) Investments in the capital stock of any Guarantor, any Wholly Owned Subsidiaries of the Borrower existing as of the Effective Date and identified on Schedule 9.17 or any Subsidiary of Home Shopping (of which the Borrower owns or controls, directly or indirectly, at least 80% of the ordinary voting power) existing as of the Effective Date and identified on Schedule 9.17, or (ii) Investments in the capital stock of any other Wholly Owned Subsidiary of the Borrower created after the Effective Date to be solely engaged in a Core Business; provided that the aggregate principal amount of such Investments referred to in clause (ii) above together with such investments referred to in paragraph (e) below shall not exceed $50,000,000;

                  (b) loans or advances made by the Borrower to any Wholly Owned Subsidiary and made by any Subsidiary to the Borrower or any Wholly Owned Subsidiary;

                  (c) Investments in interest rate protection agreements to the extent required by Section 9.13;

                  (d) Investments in (i) commercial paper rated A-1 or the equivalent thereof by Standard and Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition thereof, (ii) debt securities issued by any corporation incorporated in the United States of America or any state thereof that has a short-term credit rating of at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition thereof, (iii) eurodollar time deposits, certificates of deposit and bankers' acceptance with maturities of six months or less from the date of acquisition, and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of

         $100,000,000, (iv) tax exempt securities rated MIG-1 or the equivalent thereof by Moody's Investors Service, Inc. with maturities of six months or less from the date of acquisition and (v) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; and

                  (e) investments made after the date hereof in any joint venture, partnership or any other entity solely engaged or to be solely engaged in a Core Business (other than Investments otherwise permitted by clause (i) of subparagraph (a) above or subparagraph (b),
         (c) or (d) above), in an aggregate principal amount for all such investments (together with Investments referred to in clause (ii) of subparagraph (a) above) not in excess of $50,000,000 (provided that any investments in the SF Broadcasting Companies shall not, subject to
         Section 9.16(a)(iii)(z), exceed $20,000,000 in the aggregate); provided, however, that any such investments are subject to the following conditions:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing, both before and immediately after the making of such investment; and

                           (ii) the Borrower shall be in compliance with
                  Sections 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.18 both
                  before and immediately after the making of such investment on both a historical and a pro forma basis.

                  It is understood and agreed that any acquisitions made pursuant to clause (a) of Section 9.18 will not constitute an Investment for purposes of clauses (a)(ii) and (e) of this Section.

                  SECTION 9.18. Acquisitions. Neither the Borrower nor any Guarantor will, nor will any of them permit any of its Subsidiaries to, purchase, lease or otherwise acquire (in one or in a series of transactions) (whether for cash, property, services or assumption or acquisition of debt) any assets or properties, or any class of capital stock, of any other Person outside the ordinary course of business, except for

                  (a) any non-hostile acquisition (i.e., any acquisition that is neither subject to an unsolicited tender offer that is subject to the provisions of the Williams Act nor subject to any unsolicited merger offer not approved by the board of directors of the target company at the time of the initial public announcement thereof) for consideration consisting in whole or part of cash or non-cash consideration, in which the aggregate consideration thereof paid or delivered by the Borrower or any Guarantor (including the fair market value of any non-cash consideration (other than (x) any Indebtedness incurred, issued, assumed or acquired pursuant to Section 9.07(j) and
         (y) any capital stock of the Borrower any Guarantor or any of its respective Subsidiaries) issued as part of such consideration) shall not exceed $150,000,000 in the aggregate; provided, however, that any such acquisitions are subject to the following conditions:

                           (i) in the case of any assumed or acquired
                  Indebtedness, such Indebtedness shall only be secured by Liens permitted under Section 9.05(f);

                           (ii) no Default or Event of Default shall have
                  occurred and be continuing, both before and immediately after the making of such acquisition; and

                           (iii) the Borrower shall be in compliance with
                  Sections 9.11, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.18 both
                  before and immediately after the making of such acquisition on both an historical and a pro forma basis (including for purposes of such pro forma calculation the positive and negative cash flows of such acquired corporation); and

                  (b) any acquisition for consideration consisting solely of capital stock of the Borrower, any Guarantor or any of their Subsidiaries, provided that the conditions set forth in clauses
         (a)(i), (ii) and (iii) above are satisfied with respect to such acquisition; and

                  (c) any acquisition consented to in writing by the Majority Lenders.

                  It is understood and agreed that any Investments made pursuant to clauses (a)(ii) or (e) of Section 9.17 will not constitute an acquisition for purposes of clause (a) of this Section.

                  SECTION 9.19. Use of Proceeds. The Borrower shall use (a) the proceeds of the Loans solely (i) for its general cor-porate purposes (including to fund its working capital needs and Capital Expenditures), (ii) for the purposes of financing non-hostile acquisitions only as permitted by Section 9.18(a), (iii) for the purposes of financing limited stock and debt repurchases only as permitted by Section 9.16 and (iv) for the purposes of repaying on the Effective Date all indebtedness and other obligations under the Existing Credit Agreements outstanding on the Effective Date, and (b) the Letters of Credit solely for its general corporate purposes, and in each case in compliance with all applicable legal and regulatory requirements, including Regulations G, T, U and X of the Board, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and in each case the regulations thereunder. Neither the Administrative Agent or the Issuing Bank nor any Lender shall have any responsibility for any use of the proceeds of the Loans or the Letters of Credit.

                  SECTION 9.20. Certain Agreements. Neither the Borrower nor any Guarantor will amend, modify, terminate or waive, nor will any of them permit any of its Subsidiaries to agree to any amendment, modification, termination or waiver of any material agreement of any such person (including the Subordinated Debentures) if such amendment, modification, termination or waiver would reasonably be expected to have a Material Adverse Effect.

                  SECTION 9.21. Compliance with Laws. Each Credit Party and each Subsidiary thereof will comply with all applicable laws, rules and regulations, and all orders (including ERISA, margin regulations and Environmental Laws) of any Governmental Authority applicable to it or any of its property, business, operations or transactions to the extent noncompliance could reasonably be expected to result in (a) a Material Adverse Effect or (b) a Default or an Event of Default.

                  SECTION 9.22. Further Assurances. The Borrower will, in connection with (i) a sale or exchange under, and subject to the terms of,
Section 9.15(d), and (ii) an acquisition under, and subject to the terms of,
Section 9.18, cause in each case any such acquired corporation to execute a written instrument, in form and substance satisfactory to the Administrative Agent, by which the acquiror becomes a party to this Agreement.


                  SECTION 9.23. Ownership of the Guarantors; Additional Guarantors. (a) The Borrower agrees at all times to own, both beneficially and of record and free and clear of all Liens, and control 100% of the capital shares of each Guarantor (other than Home Shopping and its subsidiaries, of which the Borrower owns or controls, directly or indirectly, at least 80% of the ordinary voting power); provided, that the Borrower may make any sale or disposition of any capital stock of SKTV or any of its Subsidiaries, subject to the terms of clause (iv) of the definition of Asset Sale and paragraph (c) of Section 2.04.

                  (b) Promptly upon any Subsidiary holding a low power television license acquiring a full power television license, the Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent (1) a written instrument, in form and substance reasonably satisfactory to the Administrative Agent, by which such Subsidiary shall become a Credit Party to this Agreement and (2) an opinion of counsel, reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit C.

                  SECTION 9.24. Notification of Incurrence of Debt. Prior to the incurrence by the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness under this Agreement), or upon obtaining commitments for Indebtedness, in each case as permitted by Section 9.07, the Borrower shall deliver notice to the Administrative Agent and the Lenders, certifying, on the basis of its financial statements for the four Fiscal Quarters most recently ended, the Borrower's compliance with the financial covenants under this Agreement both before and immediately after the incurrence of such Indebtedness or commitment therefor.

                                   ARTICLE X

                               Events of Default

                  If one or more of the following events (herein called "Events of Default" shall occur and be continuing:

                  (a) (i) any Credit Party shall fail to pay the principal of any Loan or shall fail to make any reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or (ii) any Credit Party shall fail to pay any interest on any Loan or L/C Disbursement or any fee or other amount payable by it hereunder (other than an amount referred to in clause (a) above) more than two Business Days after the date when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (b) (i) any Credit Party or any Subsidiary shall default in the payment when due (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) of any amount of principal of or interest on or any other amount payable in connection with any of its Indebtedness not specified in clause (a) above in an aggregate principal amount of $5,000,000 or more; or (ii) other than any event described in clause (iii) of this paragraph (b), any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or (iii) any change of control (or similar event, however denominated) with respect to the Borrower or any Subsidiary of the Borrower shall occur (unless otherwise waived) under and as defined in any indenture or agreement in respect to Indebtedness to which the Borrower or any Subsidiary of the Borrower is a party if as a result of such change of control or similar event the Borrower or any Subsidiary of the Borrower is required to prepay, repurchase, redeem or defease such Indebtedness; or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Credit Party, or any certificate furnished to any Lender, the Administrative Agent or the Issuing Bank pursuant to the provisions hereof or the other Loan Documents, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect and, if the Credit Parties and the Majority Lenders agree that the effects of such false or misleading representation, warranty or certification are curable, such effects shall not have been cured to the satisfaction of the Majority Lenders within 10 days after the earlier of (x) the date on which any Credit Party obtained knowledge that such representation, warranty or certification was so false or misleading or (y) the date of notice by the Administrative Agent or the Issuing Bank to the relevant Credit Party that such representation, warranty or certification was so false or misleading; or

                  (d) any Credit Party shall default in the performance of any of its obligations under Article IX (other than under any of Sections 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(g), 9.01(h),
         9.02, 9.03(b), 9.03(c), 9.04 and, so long as the Indebtedness incurred or to be incurred (or commitments thereof) shall not exceed $2,500,000, 9.24; or any Credit Party shall default in the performance of any of its other obligations in this Agreement or any other Loan Document, including any of Sections 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(g), 9.01(h), 9.02, 9.03(b), 9.03(c), 9.04 and, so long as the Indebtedness incurred or to be incurred (or commitments thereof) shall not exceed $2,500,000, 9.24 (not governed by any other provision in this Article X), and such default shall continue unremedied for a period of 10 days after the earlier of (x) the date on which any Credit Party obtained knowledge of such default or (y) the date of notice by the Administrative Agent to the relevant Credit Party of the occurrence of such default; or

                  (e) any Credit Party, any Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) any Credit Party, any Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or readjustment of debts, (v) take any corporate action for the purpose of effecting any of the foregoing; provided that an event specified in clauses (i) through (v) above shall be deemed to have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to a Material Subsidiary Group at the time when such an event shall have occurred with respect to all Subsidiaries constituting such Material Subsidiary Group; or

                  (g) a proceeding or case shall be commenced, without the application or consent of any Credit Party, any Material Subsidiary or all Subsidiaries constituting a Material Subsidiary Group in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, including the filing of an involuntary petition under the

         Bankruptcy Code, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of such Credit Party or Subsidiary under any law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and shall not be vacated or dismissed within 60 days; or an order for relief against such Credit Party or Subsidiary shall be entered in an involuntary case under any applicable bankruptcy code; provided that an event specified in clauses (i) through (iii) above or the preceding subclause shall be deemed to have occurred with respect to a Material Subsidiary Group at the time when such an event shall have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to all Subsidiaries constituting such Material Subsidiary Group; or

                  (h) a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against any Credit Party and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof (or, if later, by the date on which such judgment specified that payment is due), and the relevant Credit Party or Subsidiary shall not, within said period of 30 days (or by such later date on which payment is due, as aforesaid), or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) an event or condition specified in Section 9.01(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Lenders, material in relation to the consolidated financial position of the Borrower and its consolidated Subsidiaries; or

                  (j) there shall occur a Change of Control; or

                  (k) any material provision of Article VI of this Agreement shall cease, for any reason, to be in full force and effect, or shall be asserted by any Person, for any reason other than a change in applicable law, not to be enforceable and of the same effect and priority purported to be created thereby;

                  (l) (i) Any FCC License applicable to any full power television broadcast station owned by the Borrower or any of its Subsidiaries shall be canceled, terminated, rescinded, annulled, forfeited, suspended or revoked, shall fail to be renewed or shall no longer be in full force and effect other than any FCC License that is replaced with new authorizations for digital facilities (ii) the Borrower or any Subsidiary shall for any other reason fail to have all authorizations, permits, licenses and approvals material to the continued operation of its full power television broadcast stations as presently operated, (iii) in any renewal or revocation proceeding involving any FCC License, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Borrower or any of its Subsidiaries lacks the qualifications to hold any FCC License, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review or such administrative law judge or successor shall issue a favorable determination on such matter, which determination shall subsequently be reversed on appeal or (iv) any full power television broadcast station shall fail for any period to maintain any broadcast signal or shall fail for any period to maintain any broadcast signal without either material interference or requiring the use of any equipment other than ordinary consumer television antennae and receivers by households aggregating at least 80% of the households normally able to receive such station's broadcast signal without either material interference or the use of any equipment other than ordinary consumer television antennae and receivers; and in the case of clause (i),
         (ii), (iii) or (iv), such occurrence could reasonably be expected to result in a Material Adverse Effect;

THEREUPON: (A) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Article X, the Administrative Agent, with the consent of the Majority Lenders, may and, upon request of the Majority Lenders, shall, by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower and the Guarantors hereunder and under any other Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, diligence, protest or other formalities of any kind, all of which are hereby expressly waived by the Credit Parties; and (B) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g) of this Article X, the Commitments shall be automatically terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower and the Guarantors hereunder and under any other Loan Documents shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Credit Parties.

                                   ARTICLE XI

                            The Administrative Agent

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders, the Issuing Bank and each assignee of any such Lender or the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and its directors, officers, employees or agents shall have no responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not by reason of this Agreement or any other Loan Documents be a trustee or other fiduciary for any Lender. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices and financial statements delivered by the Borrower or any other Credit Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement.

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any recital, statement, warranty or representation herein or in any other Loan Document or the contents of any certificate or other document delivered in connection herewith or therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, sufficiency, value, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or any other certificates, instruments or agreements referred to or provided for herein or therein. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Lenders (or, in the case of any waiver, amendment, supplement or modification requiring the prior written consent of all Lenders, by all Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any notice, instrument, document or other communication believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Credit Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Lenders (or, in the case of any waiver, amendment, supplement or modification requiring the prior written consent of all Lenders, by all Lenders).

                  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest on Loans or of Fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and the Administrative Agent shall give each Lender prompt notice of each such nonpayment). The Administrative Agent shall (subject to this Article XI and
Section 12.04) take such action with respect to such Default as shall be directed by the Majority Lenders (or, in the case of any waiver, amendment, supplement or modification requiring the prior written consent of all Lenders, by all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time upon delivery of 30 days' prior written notice to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders and the Borrower shall have the right to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Majority Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  The Administrative Agent acts initially through its office designated on the signature pages hereof, but may transfer its functions as Administrative Agent to any other office, branch or Affiliate of such Agent at any time by giving prompt, subsequent written notice to each of the other parties to this Agreement.

                  Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including protective advances for insurance, taxes or other amounts advanced by the Administrative Agent to preserve or protect the interests of the Lenders, as well as counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower or any Guarantor and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or any other action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Credit Party; provided that no Lender shall be liable to the Administrative Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the

Borrower or any Guarantor of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, any Guarantor or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its respective Affiliates.

                  Each of the parties to this Agreement hereby acknowledges that the Co-Documentation Agents and the Co-Agents do not have any obligations in their capacity as such under this Agreement or any other Loan Document and that none of them nor any of its directors, officers, agents or employees shall have any liability hereunder or thereunder.

                                  ARTICLE XII

                                 Miscellaneous

                  SECTION 12.01. Waiver.   No failure on the part of the
Administrative Agent, the Issuing Bank or any Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  SECTION 12.02. Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or; as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with receipt confirmed either mechanically or in writing by a person at the office of the recipient), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.


                  SECTION 12.03. Expenses, etc. (a) The Credit Parties jointly and severally agree to pay or reimburse each of the Lenders and the Administrative Agent and the Issuing Bank for paying:

                  (i) all costs and expenses of the Administrative Agent and the Issuing Bank (including the reasonable fees and expenses of all special counsel to the Administrative Agent, the Issuing Bank and the Lenders, in connection with the syndication of the credit facilities provided herein, the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents and any related documents) in connection with the administration of this Agreement, the other Loan Documents and any related documents and the making of the initial Loans hereunder and any amendment, modification or waiver of any of the terms of this Agreement, any other Loan Documents or any related documents (whether or not any such amendment, modification or waiver is signed or becomes effective); and

                  (ii) all reasonable costs and expenses of each Lender, the Administrative Agent and the Issuing Bank (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement or any other Loan Documents and the protection of the rights of each Lender, the Administrative Agent and the Issuing Bank against any Credit Party or any of their respective assets;

                  (iii) all transfer, stamp, documentary and other similar taxes, assessments or charges (including penalties and interest), if any, levied by any governmental or revenue authority in respect of this Agreement, the other Loan Documents or any other document referred to herein.

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Bank and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees, representatives, agents and advisors (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans and the Letters of Credit, or (iii) any claim, litigation, investigation or proceeding (including any threatened litigation or other proceeding) relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 12.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the other Loan Documents, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or Letters of Credit, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Issuing Bank or any Lender. All amounts due under this Section 12.03 shall be payable on written demand therefor accompanied by a reasonably detailed description of the amounts due and the circumstances giving rise thereto.

                  SECTION 12.04. Amendments, etc. Neither this Agreement nor any other Loan Documents nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Majority Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any of the other Loan Documents or changing in any manner the rights of the Lenders or the Issuing Bank or of any Credit Party hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent (with the consent of the Majority Lenders) may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or the Maturity Date or extend the expiry date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon or on any L/C Disbursement, or reduce or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount of any Loan or any L/C Disbursement, or increase the amount of any Lender's Commitment, or release any Guarantor from any of its obligations hereunder (or any future guarantor that executes a guarantee substantially in the form of Article VI), or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definition of "Majority Lenders" in Section 1.01 or the percentage of the Lenders otherwise required to take actions under this Agreement, or any of the other Loan Documents, or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any of the other Loan Documents or release any Credit Party, in each case without the prior written consent of all the Lenders, or (b) amend, modify or waive any provision of Article XI without the prior written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent, the Issuing Bank and all future holders of the Notes. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and the Issuing Bank shall be restored to their former position and rights hereunder and under the outstanding Notes and the Letters of Credit, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right subsequent thereon.

                    SECTION 12.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    SECTION 12.06. ASSIGNMENTS AND PARTICIPATION. (a) Neither the Borrower nor any Guarantor may assign its rights or obligations hereunder or under any other Loan Document without the prior consent of all of the Lenders and the Administrative Agent and the Issuing Bank.

                  (b) Any Lender may assign any of its Loans, its Note or its Commitment to (i) a Lender or an Affiliate of a Lender without the prior consent of the Borrower, the Administrative Agent, the Issuing Bank or any Lender or (ii) any other Person subject to the prior written consent of each of the Borrower (so long as no Default or Event of Default shall have occurred and is continuing) and the Administrative Agent, which consent shall not be unreasonably withheld; provided that (x) partial assignments (being assignments of less than the entire amount of a Lender's Commitment and Loans) to any Person other than another Lender or an office, branch or affiliate of the assigning Lender shall be in a principal amount of not less than $5,000,000,
(y) any such
assignment shall be made pursuant to an Assignment and Acceptance to be delivered to the Administrative Agent and (z) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (A) written notice to the Borrower and the Administrative Agent of an assignment, identifying in detail reasonably satisfactory to the Administrative Agent the assignee Lender and the amount of the assignor Lender's Commitment and Loans assigned, and (B) payment by the assignor or the assignee to the Administrative Agent, for the Administrative Agent's own account, of a recordation fee of $3,500, the assignee shall have, as of the date of effectiveness of such assignment and to the extent of such assignment, the obligations, rights and benefits of, and shall be deemed for all purposes hereunder, a Lender party hereto holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assignor shall be released from such obligations to such extent.


                  (c) Any Lender may sell to one or more other Persons a participation in all or any part of the Commitment or any Loan held by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Article V and 9.01(h) with respect to its participation in such Loan as if (and the Credit Parties shall be directly obligated to such participant under such provisions as if) such participant were a "Lender" for purposes of said Sections, but shall not have any other rights or benefits under this Agreement or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Lender in favor of such participant); provided that all amounts payable by any Credit Party to any Lender and any participant under Article V in respect of any Loan shall be determined as if such Lender had not sold any participations in such Loan and as if such Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Lender that sells a participation be obligated to any participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Lender's Note (including the extension of such Lender's Commitment pursuant to Section 2.09) except that such Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the reduction of any payment of principal thereof or (iii) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) Commitment Fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or Commitment Fee, as the case may be, in respect of such participation).

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may, without the prior consent of the Borrower, the Administrative Agent, the Issuing Bank or any Lender, assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) A Lender may, subject to Section 12.07, furnish any information concerning any Credit Party or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).


                  SECTION 12.07. Confidentiality. The Administrative Agent, the Issuing Bank and each of the Lenders hereby acknowledge that certain of the information to be furnished to them pursuant to this Agreement may be non-public information. The Administrative Agent, the Issuing Bank and each Lender hereby agrees that it will keep all information so furnished to it pursuant hereto confidential in accordance with its normal banking procedures and, except in accordance with such procedures, will make no disclosure to any other Person of such information until the same shall have become public, except (a) in connection with matters involving this Agreement (including litigation involving any Credit Party, the Administrative Agent, the Issuing Bank or the Lenders) and with the obligations of any of the Administrative Agent, the Issuing Bank or such Lender under law or regulation, (b) pursuant to subpoenas or similar process, (c) to Governmental Authorities or examiners, (d) to independent auditors or counsel, (e) to any parent or corporate Affiliate of any of the Administrative Agent, the Issuing Bank or such Lender, or (f) to any participant or proposed participant or assignee or proposed assignee hereunder so long as such participant or proposed participant or assignee or proposed assignee (i) is not in the same general type of business as the Borrower on the date of such disclosure and (ii) agrees in writing to accept such information subject to the restrictions provided in this Section 12.07; provided that in no event shall any of the Administrative Agent, the Issuing Bank or such Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

                  SECTION 12.08. Survival. Without limiting the survival of any other obligations of the Credit Parties and the Lenders hereunder, the obligations of the Credit Parties under Sections 2.06, 5.01, 5.04, 5.05 and
12.03 and the obligations of the Banks under Sections 4.07, 11.05 and 12.07, shall survive the repayment of the Loans and the termination of the Commitments.

                  SECTION 12.09. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  SECTION 12.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  SECTION 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 12.12. JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE CREDIT PARTIES HEREBY AGREES THAT:

                  (A) ANY SUIT, ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, THE LOANS, THE NOTES, THE LETTERS OF CREDIT, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTS RELATED HERETO OR THERETO OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF OR THEREOF MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (COLLECTIVELY, THE "SUBJECT COURTS"), AS THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY ELECT IN ITS SOLE DISCRETION AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE SUBJECT COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT. EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE RESPECTIVE LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE APPLICABLE CREDIT PARTY ADDRESSED AS PROVIDED IN SECTION 12.02. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN ANY COMPETENT COURT OF ANY OTHER JURISDICTION OR JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                  (B) EACH OF THE CREDIT PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENTS IN CONNECTION HEREWITH OR THEREWITH, ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE SUBJECT COURTS, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                  SECTION 12.13. Severability. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       HSN, INC.,
                                        as the Borrower,

                                       by
                                              /s/  Victor Kaufman
                                          --------------------------------
                                           Name:  Victor Kaufman
                                           Title: Office of the Chairman

                                           2501 118th Avenue North
                                           St. Petersburg, FL  33716
                                           Telecopier No.: (813) 571-1803
                                           Telephone No.:  (813) 572-8585

                                           Attention of Chief Financial Officer

                                           with a copy to:

                                           "Legal Department"

                                           Attention of General Counsel

                                           Telecopier No.: (813) 573-0866

                              SKTV, INC.,
                              SILVER KING BROADCASTING OF DALLAS,
                                INC.,
                              SILVER KING BROADCASTING OF HOLLYWOOD,
                                FLORIDA, INC.,
                              SILVER KING BROADCASTING OF HOUSTON,
                              INC.
                              SILVER KING BROADCASTING OF ILLINOIS,
                              INC., SILVER KING BROADCASTING OF MARYLAND,
                              INC., SILVER KING BROADCASTING OF
                                MASSACHUSETTS, INC.,
                              SILVER KING BROADCASTING OF NEW JERSEY,
                                INC.,
                              SILVER KING BROADCASTING OF NORTHERN
                                CALIFORNIA, INC.,
                              SILVER KING BROADCASTING OF OHIO, INC.,
                              SILVER KING BROADCASTING OF SOUTHERN
                                CALIFORNIA, INC.,
                              SILVER KING BROADCASTING OF TAMPA, INC.
                              SILVER KING BROADCASTING OF VINELAND,
                                INC.,
                              SILVER KING BROADCASTING OF VIRGINIA,
                                INC.,
                              SILVER KING INVESTMENT HOLDINGS, INC.,
                              SKC INVESTMENT, INC.,
                              SAVOY PICTURES ENTERTAINMENT, INC.,
                              SAVOY STATIONS INC.,
                              HOME SHOPPING NETWORK, INC.,
                              HOME SHOPPING CLUB, INC., and
                              HSN REALTY, INC.,
                                 as Guarantors,

                                   by
                                    /s/  Elizabeth A. Waters
                                   -------------------------------------
                                  Name:  Elizabeth A. Waters
                                  Title: [Assistant] Secretary

                                2501 118th Avenue North
                                St. Petersburg, FL 33716
                                Telecopier No.: (813) 596-6957
                                Telephone No.:  (813) 572-8585

                                Attention of Finance Department

                                with a copy to:

                                "Legal Department"

                                Attention of Borrower's General Counsel

                                Telecopier No.: (813) 573-0866

                               The Lenders



                               THE CHASE MANHATTAN BANK,

                                individually and as Administrative
                                Agent,

                                by

                                         /s/  Lawrence Palumbo, Jr.
                                        ---------------------------------
                                       Name:  Lawrence Palumbo, Jr.
                                       Title: Vice President

                                    Lending Office for all Loans:
                                      270 Park Avenue
                                      New York, New York 10017

                                    Address for Notices:
                                      270 Park Avenue
                                      37th Floor
                                      New York, NY 10017

                                    Telecopier No.:  (212) 270-4584
                                    Telephone No.:   (212) 270-8265

                                    Attention of Mitchell J. Gervis

                                    with a copy to:

                                    Loan and Agency Services Group
                                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, NY 10081

                                    Telecopy No.:  (212) 552-5700
                                    Telephone No.: (212) 552-7440

                                    Attention of Gloria Javier

                                       LTCB TRUST COMPANY, individually and
                                       as Co-Documentation Agent,

                                       by

                                       /s/  John A. Krob
                                       --------------------------------
                                       Name:  John A. Krob

                                         Title: Senior Vice President

                                       Lending Office for ABR Loans:
                                         165 Broadway, 49th Floor
                                         New York, NY 10006

                                       Lending Office for Eurodollar Loans:
                                         165 Broadway, 49th Floor
                                         New York, New York 10006

                                       Address for Notices:
                                         165 Broadway, 49th Floor
                                         New York, New York 10006

                                       Telex No.:  425722
                                       Telecopier No.: (212) 608-3081
                                       Telephone No.:  (212) 335-4854

                                       Attention of  Winston Brown

                                       With a copy to:

                                       The Long-Term Credit Bank of Japan,
                                       Limited
                                       Atlanta Representative Office
                                       245 Peach Tree Center Avenue, N.E.,
                                       Suite 2801
                                       Atlanta, Georgia 30303
                                       Telecopier No.: (404) 658-9751
                                       Telephone No.:  (404) 659-7210

                                       Attention of Philip Marsden

                                     THE BANK OF NEW YORK COMPANY, INC.,
                                        individually and as Co-Documentation
                                        Agent,

                                        by

                                        /s/  James W. Whitaker
                                        --------------------------------------
                                        Name:  James W. Whitaker
                                        Title: Authorized Signer

                                        Lending Office for ABR Loans:
                                         One Wall Street
                                         New York, New York 10286

                                        Lending Office for Eurodollar Loans:
                                         One Wall Street
                                         New York, New York 10286

                                        Address for Notices:
                                         One Wall Street
                                         New York, New York 10286

                                        Telex No.:
                                        Telecopier No.:
                                        Telephone No.:

                                        Attention of

                                           FLEET BANK, N.A., individually and as
                                           Co-Agent,

                                           by
                                             /s/  Adam Bester
                                            ----------------------------------
                                            Name:  Adam Bester
                                            Title: Senior Vice President

                                           Lending Office for ABR Loans:
                                             60 East 42nd Street
                                             3rd Floor
                                             New York, NY 10017

                                           Lending Office for Eurodollar Loans:
                                             60 East 42nd Street
                                             3rd Floor
                                             New York, NY 10017

                                           Address for Notices:
                                             60 East 42nd Street
                                             3rd Floor
                                             New York, NY 10017

                                           Telex No.:  [         ] Answer
                                           Back[      ]
                                           Telecopier No.: (212) 907-5635
                                           Telephone No.:  (212) 907-5642

                                           Attention of Yin Kuen Lee

                                        THE MITSUBISHI TRUST AND BANKING

                                           CORPORATION, individually and
                                           as Co-Agent,

                                       by

                                          /s/  Hachiro Hosoda
                                          -------------------------------------
                                          Name:  Hachiro Hosoda
                                          Title: Senior Vice President

                                        Lending Office for ABR Loans:
                                          The Mitsubishi Trust and Banking
                                          Corporation
                                          520 Madison Avenue, 25th Floor
                                          New York, NY 10022

                                        Lending Office for Eurodollar Loans:
                                          The Mitsubishi Trust and Banking
                                          Corporation
                                          520 Madison Avenue, 25th Floor
                                          New York, NY 10022

                                        Address for Notices:
                                        The Mitsubishi Trust and Banking
                                            Corporation
                                            520 Madison Avenue, 25th Floor
                                            New York, NY 10022

                                          Telex No.:  425078
                                          Answer Back MTAB UI
                                          Telecopier No.: (212) 755-2349 or
                                                          (212) 486-0970
                                          Telephone No.:  (212) 891-8256

                                          Attention of Mildred Chui
                                                   Loan Administration Dept.

                                    ALLIED IRISH BANKS, P.L.C.,


                                    by

                                       /s/  Marcia Meeker
                                       ----------------------------------
                                    Name:  Marcia Meeker
                                    Title: Vice President

                                    by

                                       /s/  William J. Strickland
                                      ----------------------------------
                                    Name:  William J. Strickland
                                    Title: Senior Vice President

                                    Lending Office for ABR Loans:
                                      405 Park Avenue
                                      New York, New York 10022

                                    Lending Office for Eurodollar Loans:
                                      405 Park Avenue
                                      New York, New York 10022

                                    Address for Notices:
                                      405 Park Avenue
                                      New York, New York 10022

                                    Telex No.:

                                    Telecopier No.:  (212) 339-8007
                                    Telephone No.:   (212) 339-8183

                                    Attention of Tracy Duffy

                                    FIRST HAWAIIAN BANK,

                                    by

                                        /s/  Donald C. Young
                                      --------------------------------------
                                      Name:  Donald C. Young
                                      Title: Assistant Vice President

                                    Lending Office for ABR Loans:
                                      999 Bishop Street
                                      11th Floor
                                      Honolulu, HI 96813

                                    Lending Office for Eurodollar Loans:
                                      999 Bishop Street
                                      11th Floor
                                      Honolulu, HI 96813

                                    Address for Notices:
                                      999 Bishop Street
                                      11th Floor
                                      Honolulu, HI 96813

                                    Telex No.:
                                    Telecopier No.: (808) 525-5085
                                    Telephone No.:  (808) 525-8100

                                    Attention of Brenda Deakins

                                      THE FUJI BANK, LIMITED,


                                      by

                                         /s/  Nobuhiro Umemura
                                       -----------------------------------
                                      Name:  Nobuhiro Umemura
                                      Title: Joint General Manager

                                      Lending Office for ABR Loans:
                                        333 South Hope Street, 39th Floor
                                        Los Angeles, CA 90071

                                      Lending Office for Eurodollar Loans:
                                        333 South Hope Street, 39th Floor
                                        Los Angeles, CA 90071

                                      Address for Notices:
                                        333 South Hope Street, 39th Floor
                                        Los Angeles, CA 90071

                                      Telex No.:  215504
                                      Answer Back FUJI UR
                                      Telecopier No.: (213) 253-4198
                                      Telephone No.:  (213) 680-9855

                                      Attention of CP & A Group

                                      THE SUMITOMO BANK, LIMITED,


                                      by

                                         /s/  J. H. Broadley
                                        -------------------------------------
                                       Name:  J. H. Broadley
                                       Title: Vice President

                                      New York Office

                                      by

                                         /s/  Brian M. Smith
                                        -------------------------------------
                                       Name:  Brian M. Smith
                                       Title: Senior Vice President &
                                              Regional Manager (East)

                                      Lending Office for ABR Loans:
                                        Chicago Administration Center
                                        233 South Wacker Drive, Suite 5400
                                        Chicago, IL 60606

                                      Lending Office for Eurodollar Loans:
                                        Chicago Administration Center
                                        233 South Wacker Drive, Suite 5400
                                        Chicago, IL 60606

                                      Address for Notices:
                                        Tampa Representative Office
                                        100 South Ashley Drive, Suite 1780
                                        Tampa, FL 33602

                                      Telex No.:  N/A
                                      Telecopier No.: (813) 229-6372
                                      Telephone No.:  (813) 229-6002

                                      Attention of Allen L. Harvell, Jr.

                                        UNION BANK OF CALIFORNIA, N.A.,


                                        by
                                           /s/  Robert L. Wilson
                                         ------------------------------------
                                        Name:  Robert L. Wilson
                                        Title: Vice President

                                        Lending Office for ABR Loans:
                                          445 South Figueroa Street
                                          15th Floor
                                          Los Angeles, CA 90071

                                        Lending Office for Eurodollar Loans:
                                          445 South Figueroa Street
                                          15th Floor
                                          Los Angeles, CA 90071

                                        Address for Notices:
                                          445 South Figueroa Street
                                          15th Floor
                                          Los Angeles, CA 90071

                                        Telex No.:  [         ]
                                        Answer Back [      ]
                                        Telecopier No.: (213) 236-5276
                                        Telephone No.:  (213) 236-4054/7544

                                        Attention of Liliane Biermann/
                                                            Amelita Akim

                                                               Schedule 1.01(a)

                            LENDERS AND COMMITMENTS

Lenders                                                      Commitments
-------                                                      -----------
ADMINISTRATIVE AGENT

         The Chase Manhattan Bank                          $ 64,285,714.28

CO-DOCUMENTATION AGENTS

         The Bank of New York Company, Inc.                  42,857,142.86
         LTCB Trust Company                                  42,857,142.86

CO-AGENTS

         Fleet Bank, N.A                                        25,000,000
         The Mitsubishi Trust and Banking
           Corporation                                          25,000,000

OTHER LENDERS

         Union Bank of California, N.A                          20,000,000
         First Hawaiian Bank                                    15,000,000
         The Fuji Bank, Limited                                 15,000,000
         The Sumitomo Bank, Limited                             15,000,000
         Allied Irish Banks, P.L.C                              10,000,000
                                                              ============

                                             Total            $275,000,000

                                                               Schedule 1.01(b)

                       DESCRIPTION OF CREDIT CARD PROGRAM

                  Home Shopping has established a credit card program (the "Program") with General Electric Capital Corporation ("GE Capital"). This Program, which is now fully operative, provides the Home Shopping's customers with a convenient way to make purchases through Home Shopping system and thus, expands Home Shopping's market. Home Shopping is enthusiastic about the Program, too, because it permits Home Shopping to receive, on the day after each purchase through the Program, 99%(1) of the cash amount of that purchase. The Program should reduce the credit card fees that Home Shopping and its Subsidiaries currently pay if purchasers switch from traditional credit cards to Home Shopping credit card, and Home Shopping also hopes to reduce the number of purchases which are made by personal check. Personal checks not only delay payment to Home Shopping but also have a 50% fall out rate.

                  The Program is created under a Credit Card Program Agreement, dated as of February 16, 1994 (the "Program Agreement"), among Home Shopping, GE Capital, Home Shopping Club, Inc. ("HSC") and certain other subsidiaries(2) of Home Shopping that sell merchandise to retail customers (the "Participating Subsidiaries"). That Agreement was structured with due regard to the terms of the 1992 Revolving Credit Agreement, most of which are now incorporated into the Credit Agreement.

--------

(1) The discount rate is fixed for the first year but thereafter is tied to interest rates and outstanding balances under the Program.

(2) The subsidiaries subject to the Program Agreement, in addition to Home Shopping are HSC, HSN Mail Order, Inc., World Rez, Inc. and Home Shopping Network Outlets, Inc. Home Shopping expects that HSC will comprise 98% of the sales.

                  The Program contemplates that Home Shopping may issue credit cards bearing its name to its customers ("Account Debtors") who satisfy GE Capital's credit standards. GE Capital finances the charges on the credit cards subject to the terms and conditions of the Program Agreement. Those principal terms and conditions may be summarized as follows:

                  10 GE Capital will purchase from Home Shopping and the Participating Subsidiaries certain accounts and Indebtedness (as defined below, and related rights, in each case up to an aggregate amount not exceeding $150,000,000 (or such other amount to which GE Capital and Home Shopping may from time to time agree) at any one time. The term "Indebtedness" as used in the Program Agreement means all obligations incurred by an Account Debtor with respect to an account, whether or not billed, including charges for merchandise purchased, finance charges, charges relating to credit insurance and any other charges with respect to an account as such charges are accrued pursuant to GE Capital's accounting practices.

                  GE Capital authorizes each credit transaction at the time of purchase, and its obligation to purchase the relevant account and Indebtedness from the Participating Subsidiary arises upon giving that authorization. As is typical in credit card purchases, Home Shopping, HSC or any other Participating Subsidiary, as the case may be, will not consummate a credit card sale of merchandise without first obtaining GE Capital's authorization. Home Shopping transmits sale and credit information from Home Shopping, HSC and all Participating Subsidiaries to GE Capital on a daily basis for the preceding day's sales and credits. GE Capital forwards to Home Shopping, on behalf of Home Shopping, HSC and all Participating Subsidiaries, the purchase price for the accounts and Indebtedness purchased, net of GE Capital's fees and adjustments for merchandise return or credits. This is done by initiating a wire transfer for the net purchase price, which normally will occur by 3:00 p.m. on the same business day after receipt by GE Capital of the transmission from Home Shopping.


                  The purchases by GE Capital of the accounts and Indebtedness are non recourse; none of Home Shopping, HSC or any Participating Subsidiary will have liability whatsoever, contingent or otherwise, with respect to such non recourse sales. The only exceptions are for customary credit card chargebacks(1) which are not cured by Home Shopping and for special programs described in paragraph 2 below.

                  20 The Program contemplates that certain accounts may be approved by GE Capital at the special request of Home Shopping, but only in an aggregate amount not to exceed $150,000 at any one time. Home Shopping, HSC and the other Participating Subsidiaries must unconditionally guarantee all amounts due under those accounts, and accordingly, this part of the Program is known as the "Guaranteed Program".


--------------------

(3)The following excerpt from the Program Agreement describes the chargeback provisions: "Indebtedness incurred pursuant to an Account (a) as to which the Account Debtor has, in apparent good faith, made a claim of (i) a breach of a representation or warranty (either express or implied) by Home Shopping or any Participating Subsidiary, (ii) a violation of a local, state, or federal law or regulation by Home Shopping or any Participating Subsidiary or (iii) failure by Home Shopping or any Participating Subsidiary to provide the Account Debtor with the agreed-upon goods or services, (b) as to which Home Shopping or any Participating Subsidiary has accepted a return of Merchandise from an Account Debtor or has granted a partial credit with respect to Merchandise purchased pursuant thereto other than in the ordinary course of business, (c) with respect to which the Account Documentation has not been forwarded to GE Capital in accordance with Section 2.05 hereof, (d) as to which there is a breach of any representation, warranty or covenant of Home Shopping or any Participating Subsidiary hereunder relating to an Account, or there would be such a breach if such representation or warranty did not contain a requirement of materiality,
(e) where an Account Debtor has asserted that the Indebtedness was fraudulently incurred and the claim of fraud is not frivolous; provided that such fraudulent incurrence does not arise in connection with a fraudulent Credit Application,
(f) as to which any charges have been made which have not been authorized by GE Capital pursuant to Section 3.01(b) hereof. With respect to subsection (c) above, such event shall not be considered RPR Indebtedness if cured or resolved by Home Shopping within two (2) Business Days after receiving notice from GE Capital thereof." Home Shopping has 25 days to cure the chargebacks with exception of subsection (c) above.

                  In addition, the Program contemplates that certain accounts that otherwise would fail to meet GE Capital's credit standards may nonetheless be approved by GE Capital upon Home Shopping's election, pursuant to special credit standards to be implemented specifically for Home Shopping. This is known as the "Special Program", and it is limited in amount. GE Capital is not required to purchase accounts or Indebtedness relating to the Special Program to the extent that any such purchase would result in the aggregate Indebtedness owed to GE Capital, by the charge-card holders, with respect to the Special Program exceeding the greater of (i) the lesser of (A) $10,000,000 and (B) 50% of the aggregate Indebtedness owned by GE Capital with respect to the whole Program as of the date of such purchase and (ii) twenty percent (20%) of such aggregate Indebtedness as of the date of such purchase. Special Program accounts are sold with 95% recourse; as a result, Home Shopping, HSC and the other Participating Subsidiaries bear the risk for losses in excess of 5% of Special Program Indebtedness.


                  The Program Agreement provides that a reserve account (the "Reserve Account") will be established to secure all amounts owed to GE Capital by Home Shopping or any of the Participating Subsidiaries with respect to accounts which are part of the Special Program and part of the Guaranteed Program. The aggregate amount of funds required to be set aside in the Reserve Account is determined in accordance with a formula which is based on the aggregate amount of maximum Indebtedness that could arise under the accounts in the Special Program and the Guaranteed Program end a targeted loss rate. GE Capital will have the right to withdraw amounts from the Reserve Account to the extent payments secured by the Reserve Account are not otherwise paid in a timely manner to GE Capital.

                  30 GE Capital will service the Program and receive fees for its services.

                  40 Each of Home Shopping, HSC and each of the other Participating Subsidiaries will be jointly and severally liable for one another's obligations pursuant to the Program Agreement, and will jointly and severally guarantee one another's obligations to GE Capital. Since the sale of accounts and Indebtedness under the Program is non-recourse (except as noted in paragraphs 1 and 2 above), such joint and several liability could arise only in the context of (i) obligations of Home Shopping, HSC or the Participating Subsidiaries under the Special Program or the Guaranteed Program, (ii) customary credit card chargebacks, which are routine and in the ordinary course of business or (iii) Home Shopping's failure to pay fees due under the Program Agreement, a highly unlikely scenario as GE Capital has the right to offset such amount against the purchase price.

                  50 GE Capital and Home Shopping may from time to time mutually agree to include other Subsidiaries of Home Shopping as parties to the Program Agreement.

                  60 GE Capital has been granted a security interest in the following assets of Home Shopping and the Participating Subsidiaries (whether now owned or hereafter acquired):

                  (i) all accounts and Indebtedness which are purchased by GE Capital;

                  (ii) all documentation relating to the accounts and Indebtedness purchased by GE Capital;


                  (iii) all general intangibles but only to the extent of guarantees, claims, security interests or other security now held by or hereafter granted to Home Shopping or any Participating Subsidiary to secure payment by any Participating Subsidiary with respect to or on account of any of the items listed in (i) above, and all proceeds thereof;

                  (iv) all general intangibles consisting of credit balances and reserves of whatever type or description created or established by GE Capital in favor of or with respect to Home Shopping or any Participating Subsidiary including the Reserve Account and the balance in the Reserve Account;

                  (v) all accounts, accounts receivable, other receivables, all contract rights, commercial paper, chooses in action, instruments, documents, chattel paper, general intangibles (as each of those terms which is defined in the applicable UCC is so defined) and writings or property, relating to accounts and Indebtedness purchased by GE Capital pursuant to the Program Agreement;

                  (vi) all merchandise purchased by Account Debtors pursuant to accounts in which GE Capital has an interest pursuant to the Program Agreement, to the extent of the lien, if any, of Home Shopping or any Participating Subsidiary thereon; and

                  (vii) all proceeds of any of the foregoing in any form whatsoever.

                  The foregoing security interest is intended to secure the obligations of Home Shopping and the Participating Subsidiaries (present and future) to GE Capital pursuant to the Program Agreement.

                  70 The Special Program and the Guaranteed Program unquestionably would create "Indebtedness" (as defined in the Credit Agreement) in favor of GE Capital and a Lien on the accounts sold and on the Reserve Account. Home Shopping can and will manage the programs in such a way that those Liens will at all times comply with the $15,000,000 "basket" of permitted Liens and the 150% test that are provided for in Section 9.05(j).

                                                               Schedule 1.01(c)



                        CALCULATION OF FINANCIAL RATIOS

                                 see attachment

                                                               Schedule 1.01(d)

                         LIST OF MATERIAL SUBSIDIARIES

Home Shopping Club, Inc.
HSN Realty, Inc.
HSN Capital Corporation

                                                                  Schedule 8.10



                               CREDIT AGREEMENTS

(1)      Subordinated Debentures

         (a) Home Shopping's unsecured $100,000,000 5-7/8% Convertible Subordinated Debentures due March 1, 2006, and convertible into the Borrower's common stock after May 1, 1996, at a conversion price of $26.67 per share.

         (b) Savoy's unsecured $37,782,000 7% Convertible Subordinated Debentures due July 1, 2003, and convertible into the Borrower's common stock at a conversion price of $132.86 per share.

(2)      SFB Credit Agreement

         Payable in 20 consecutive quarterly installments commencing on September 30, 1997, subject to mandatory prepayment out of excess SF Broadcasting cash flow (as defined). Outstanding principal balance is $74,500,000. The interest rate was 8.3% at December 31, 1996. At the Company's option, interest rate is tied to the ABR, or LIBOR, plus an applicable margin.

(3)      Agreement re: Salem Warehouse IRB

                                                                  Schedule 9.05

                                     LIENS

Salem Warehouse Industrial Revenue Bonds due October 1, 1999.

Liens under SFB Credit Agreement.

                                                                  Schedule 9.07

                                  INDEBTEDNESS

(1)      Subordinated Debentures

         (a) Home Shopping's unsecured $100,000,000 5-7/8% Convertible Subordinated Debentures due March 1, 2006, and convertible into the Borrower's common stock after May 1, 1996, at a conversion price of $26.67 per share.

         (b) Savoy's unsecured $37,782,000 7% Convertible Subordinated Debentures due July 1, 2003, and convertible into the Borrower's common stock at a conversion price of $132.86 per share.

(2)      SFB Credit Agreement

         Payable in 20 consecutive quarterly installments commencing on September 30, 1997, subject to mandatory prepayment out of excess SF Broadcasting cash flow (as defined). Outstanding principal balance is $74,500,000. The interest rate was 8.3% at December 31, 1996. At the Company's option, interest rate is tied to the ABR, or LIBOR, plus an applicable margin.

(3)      Agreement re: Salem Warehouse IRB

                                                                  Schedule 9.17



                                  INVESTMENTS

                                see attachments